 Filed Pursuant to Rule 424(b)(5)
 Registration File Nos. 333-278738 and 333-278738-01
PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 24, 2025
Brookfield Infrastructure Corporation
Brookfield Infrastructure Partners L.P.
Up to $400,000,000
Class A Exchangeable Subordinate Voting Shares of Brookfield Infrastructure Corporation
Limited Partnership Units of Brookfield Infrastructure Partners L.P. (issuable or deliverable upon exchange, redemption or acquisition of Class A Exchangeable Subordinate Voting Shares)
This prospectus supplement (this “Prospectus Supplement”) of Brookfield Infrastructure Corporation (the “Company”) and Brookfield Infrastructure Partners L.P. (the “Partnership”), together with the base shelf prospectus dated April 24, 2025 (the “Base Prospectus” and together with this Prospectus Supplement, this “Prospectus”), relates to an “at-the-market” offering (the “Offering”) of class A exchangeable subordinate voting shares of the Company (the “Exchangeable Shares”) from time to time having an aggregate sale price of up to $400,000,000 (or the equivalent in Canadian dollars determined using the daily exchange rate posted by the Bank of Canada on the date the Exchangeable Shares are sold). See “Plan of Distribution”. Each Exchangeable Share will be exchangeable at the option of the holder for one non-voting limited partnership unit (each, a “Unit” and collectively, the “Units”) of the Partnership (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of the Company). See “Description of Share Capital”.
The Company and the Partnership have entered into an equity distribution agreement dated November 19, 2025 (the “Distribution Agreement”) with RBC Capital Markets, LLC and Scotia Capital (USA) Inc. (together, the “U.S. Agents”) and RBC Dominion Securities Inc. and Scotia Capital Inc. (together, the “Canadian Agents” and together with the U.S. Agents, the “Agents”) pursuant to which the Company may offer and sell in the Offering from time to time through the Agents, as sales agents, Exchangeable Shares in each of the provinces and territories of Canada and in the United States pursuant to agency transaction notices delivered by the Company to the Agents from time to time in accordance with the terms of the Distribution Agreement.
Sales of Exchangeable Shares, if any, under this Prospectus Supplement will be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 promulgated under the U.S. Securities Act of 1933, including, without limitation, sales made on or through the New York Stock Exchange (the “NYSE”) or the Toronto Stock Exchange (the “TSX”) or any other marketplace in the United States or Canada where the Exchangeable Shares may be traded. The Agents may also sell the Exchangeable Shares by any other method agreed by the Company and the applicable Agent and permitted by applicable law, including, without limitation, as block transactions or through a market maker other than on the TSX or NYSE. Subject to the terms and conditions of the Distribution Agreement, the Agents will use their commercially reasonable efforts, consistent with normal trading and sales practices, and in accordance with applicable law and regulations, to sell on the Company’s behalf all of the Exchangeable Shares designated by the Company pursuant to an agency transaction notice. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement. The Exchangeable Shares will be distributed at the market prices prevailing at the time of the sale. As a result, prices at which Exchangeable Shares are sold may vary as between purchasers and during the period of any distribution. There is no minimum amount of funds that must be raised under the Offering. This means that the Offering may terminate after raising only a portion of the Offering amount set out above, or none at all. See “Plan of Distribution”.
The Offering is being made concurrently in Canada under the terms of a prospectus supplement to a short form base shelf prospectus (the “Canadian Base Prospectus”) filed with the securities commissions or similar authorities in each of the provinces of Canada. Neither this Prospectus Supplement nor the accompanying Base Prospectus constitutes a prospectus under Canadian securities laws and therefore does not qualify the Exchangeable Shares in Canada.
The Company will pay the Agents compensation for their services in acting as agents in connection with the sale of Exchangeable Shares pursuant to the Distribution Agreement of up to 2% of the gross offering proceeds of the Exchangeable Shares sold under the Distribution Agreement (the “Commission”).
The Exchangeable Shares are listed for trading under the symbol “BIPC” on the NYSE and the TSX. The Units are listed for trading under the symbol “BIP” on the NYSE and “BIP.UN” on the TSX. On November 18, 2025, before the public announcement of this Offering, the closing sale prices of the Exchangeable Shares on the NYSE and the TSX were $45.13 and C$63.06 respectively, and the closing sale prices of the Units on the NYSE and the TSX were $35.00 and C$48.89, respectively. The NYSE has authorized the listing of the Exchangeable Shares and Units that may be distributed under the Offering, subject to the official notice of issuance. The TSX has conditionally approved the listing of the Exchangeable Shares and Units that may be distributed under the Offering, subject to the Company and the Partnership fulfilling all of the requirements of the TSX.
Investing in the Exchangeable Shares and the Units involves risks. See “Risk Factors” beginning on page S-3 of this Prospectus Supplement, beginning on page 3 of the accompanying Base Prospectus and the risk factors included in the Company’s Annual Report, in the Partnership’s Annual Report and in the Company’s Q3 2025 Interim Report and the Partnership’s Q3 2025 Interim Report (each as defined below), and in other documents we incorporate in this Prospectus Supplement by reference.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING BASE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Agents
RBC Capital Markets	Scotiabank
The date of this Prospectus Supplement is November 19, 2025.

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You should only rely on the information contained or incorporated by reference in this Prospectus Supplement or the Base Prospectus. The Company has not, and the Agents have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. References to this “Prospectus Supplement” include documents incorporated by reference herein. See “Documents Incorporated by Reference”. The information contained in this Prospectus Supplement or the Base Prospectus or documents incorporated by reference is accurate only as of the date on the front of such documents. Our business, financial condition, results of operations and prospects may have changed since such dates.
We are offering to sell the Exchangeable Shares and are seeking offers to buy the Exchangeable Shares, only in jurisdictions where such offers and sales are permitted. The distribution of this Prospectus and the Offering of the Exchangeable Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this Prospectus must inform themselves about and observe any restrictions relating to the Offering and the distribution of this Prospectus outside the United States. This Prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because the Company is organized under the laws of British Columbia, Canada and the Partnership is formed under the laws of Bermuda, some of the officers and directors of the Company and Brookfield Infrastructure Partners Limited, our general partner, and some of the experts named in this Prospectus Supplement are residents of Canada or other non-U.S. jurisdictions and a portion of the Company’s and the Partnership’s assets and the assets of those officers, directors and experts may be located outside the United States.
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this Prospectus Supplement, which describes the specific terms of this Offering. The second part is the Base Prospectus, which gives more general information, some of which may not apply to this Offering. When we refer only to the “Prospectus”, we are referring to both documents combined. If information varies between this Prospectus Supplement and the Base Prospectus, you should rely on the information in this Prospectus Supplement.
Any statement made in this Prospectus or in a document incorporated or deemed to be incorporated by reference into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference into this Prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Please read “Documents Incorporated by Reference” on page S-ix of this Prospectus Supplement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this Prospectus were made solely for the benefit of the parties to such agreement and for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Unless the context requires otherwise, when used in this Prospectus Supplement, the terms “we”, “us”, “our” and “our Company” mean Brookfield Infrastructure Corporation, together with all of its subsidiaries, and the term “Brookfield Infrastructure” refers to, collectively, the Partnership, Brookfield Infrastructure L.P. (the “Holding LP”), the subsidiaries of the Holding LP, from time-to-time, through which Brookfield Infrastructure holds all its interests in the operating entities, which are the entities that directly or indirectly hold Brookfield Infrastructure’s current operations and assets that Brookfield Infrastructure may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements (but excluding the Company, Brookfield Infrastructure Holdings Corporation (“BIHC”) and all of their respective subsidiaries), and the term “our Group” refers to, collectively, our Company, BIHC and all of their respective subsidiaries and Brookfield Infrastructure. The term “General Partner” refers to Brookfield Infrastructure Partners Limited, the Partnership’s general partner. The term “Brookfield” means Brookfield Corporation and any subsidiary of Brookfield Corporation, other than our Group and, unless the context otherwise requires, includes Brookfield Asset Management Ltd.
Capitalized terms which are used but not otherwise defined in this Prospectus Supplement shall have the meaning ascribed thereto in the Base Prospectus. All references in this Prospectus Supplement to “Canada” mean Canada, its provinces, its territories, its possessions and all areas subject to its jurisdiction.
CURRENCY
Unless otherwise specified, all dollar amounts in this Prospectus Supplement are expressed in U.S. dollars and references to “dollars,” “$” or “US$” are to U.S. dollars and all references to “C$” are to Canadian dollars.
CANADIAN PROSPECTUS
The Offering is being made concurrently in the United States pursuant to this Prospectus Supplement and the accompanying Base Prospectus and in Canada pursuant to a prospectus supplement to the Canadian Base Prospectus filed with the securities commissions or similar authorities in each of the provinces of Canada. This Prospectus Supplement and the accompanying Base Prospectus do not contain all of the information set forth in the Canadian prospectus supplement and Canadian Base Prospectus. Neither this Prospectus Supplement nor the accompanying Base Prospectus constitutes a prospectus under Canadian securities laws and therefore does not qualify the Exchangeable Shares in Canada.
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus Supplement, the Base Prospectus and the documents incorporated by reference in this Prospectus Supplement and in the Base Prospectus contain certain “forward-looking statements” and
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“forward-looking information” within the meaning of applicable securities laws. These forward-looking statements and information relate to, among other things, our Group’s business, operations, objectives, goals, strategies, intentions, plans, beliefs, expectations and estimates and anticipated events or trends. In some cases, you can identify forward-looking statements and information by terms such as “anticipate,” “believe,” “could,” “estimate,” “likely,” “expect,” “intend,” “may,” “continue,” “plan,” “potential,” “objective,” “tend,” “seek,” “target,” “foresee,” “aim to,” “outlook,” “endeavour,” “will,” “would” and “should” or the negative of those terms or other comparable terminology. These forward-looking statements and information are not historical facts but reflect our current expectations regarding future results or events and are based on information currently available to us and on assumptions we believe are reasonable.
Although we believe that our anticipated future results, performance or achievements expressed or implied by these forward-looking statements and information are based on reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our Group’s business, financial condition, liquidity and results of operations and our plans and strategies may vary materially from those expressed in the forward-looking statements and information in this Prospectus Supplement, the Base Prospectus and the documents incorporated by reference in this Prospectus Supplement and in the Base Prospectus.
Factors that could cause our actual results to differ materially from those contemplated or implied by the forward-looking statements and information in this Prospectus Supplement, the Base Prospectus and the documents incorporated by reference in this Prospectus Supplement and in the Base Prospectus include, without limitation:
•
our Group’s strategic initiatives may not be completed as planned and our Group may not realize the anticipated benefits therefrom;

•
commodity risks;

•
alternative technologies could impact the demand for, or use of, the businesses and assets that our Group owns and operates and could impair or eliminate the competitive advantage of our Group’s businesses and assets;

•
acquisitions may subject us to additional risks and the expected benefits of our acquisitions may not materialize;

•
the competitive market for acquisition opportunities and the inability to identify and complete acquisitions as planned;

•
pending acquisitions, dispositions and other transactions may not be completed on the timeframe or in the manner contemplated, or at all;

•
our Group’s ability to renew existing contracts and win additional contracts with existing or potential customers;

•
deployment of capital for our Group’s committed backlog and other projects we are pursuing may be delayed, curtailed or redirected altogether;

•
timing and price for the completion of unfinished projects;

•
infrastructure operations may require substantial capital expenditures;

•
exposure to environmental risks, including increasing environmental legislation and the broader impacts of climate change;

•
exposure to increased economic regulation and adverse regulatory decisions;

•
First Nations claims to land, adverse claims or governmental claims may adversely affect our Group’s infrastructure operations;

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•
some of our Group’s current operations are held in the form of joint ventures or partnerships or through consortium agreements;

•
some of our Group’s businesses operate in jurisdictions with less developed legal systems and could experience difficulties in obtaining effective legal redress, which creates uncertainties;

•
actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our Group’s assets;

•
equipment that we need, including spare parts and components required for project development, may become unavailable or difficult to procure;

•
reliance on technology and exposure to cyber-security incidents;

•
customers may default on their obligations;

•
reliance on tolling and revenue collection systems;

•
Brookfield’s influence over our Group and our Group’s dependence on Brookfield as the service providers;

•
the lack of an obligation of Brookfield to source acquisition opportunities for our Group;

•
our Group’s dependence on Brookfield and its professionals;

•
the role and ownership of Brookfield in the Partnership, the Holding LP and the Company may change and interests in the General Partner may be transferred to a third party without unitholder or shareholder consent;

•
Brookfield may increase its ownership of the Partnership or the Company;

•
the master services agreement (“Master Services Agreement”) as described in Item 6.A “Directors and Senior Management — Our Master Services Agreement” of the Company’s Annual Report and our other arrangements with Brookfield do not impose on Brookfield any fiduciary duties to act in the best interests of holders of Exchangeable Shares or Units;

•
conflicts of interest between the Partnership, the Company, their respective unitholders and shareholders, on the one hand, and Brookfield, on the other hand;

•
our Group’s arrangements with Brookfield may contain terms that are less favourable than those which otherwise might have been obtained from unrelated parties;

•
the General Partner may be unable or unwilling to terminate the Master Services Agreement;

•
the limited liability of, and our Group’s indemnification of, our service providers;

•
the Partnership or the Company may not be able to continue paying comparable or growing cash distributions to holders of Exchangeable Shares or Units in the future;

•
the Exchangeable Shares can be significantly impacted by the market price of the Partnership’s Units and the combined business performance of our Group as a whole;

•
the Partnership and the Company are holding entities that rely on their subsidiaries to provide the funds necessary to pay their distributions and meet their financial obligations;

•
the Company is exempt from certain requirements of Canadian securities laws and we are not subject to the same disclosure requirements as a U.S. domestic issuer;

•
the Company may become regulated as an investment company under the U.S. Investment Company Act of 1940, as amended;

•
the effectiveness of our internal controls;

•
our Group’s assets are or may become highly leveraged and our Group intends to incur indebtedness above the asset level;

•
the acquisition of distressed companies may subject our Group to increased risks, including the incurrence of additional legal or other expenses;

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•
the redemption of Exchangeable Shares by the Company at any time or upon notice from the holder of the class B multiple voting shares of the Company (the “Class B Shares”);

•
future sales and issuances of Exchangeable Shares (including upon exchange of Class A.2 Shares (as defined below) by Brookfield) or Units or securities exchangeable for Exchangeable Shares or Units, or the perception of such sales or issuances, could depress the trading price of the Exchangeable Shares or Units;

•
unitholders do not have a right to vote on partnership matters or to take part in the management of the Partnership;

•
market price of the Exchangeable Shares and Units may be volatile;

•
dilution of existing shareholders;

•
changes to U.S. laws or policies, including changes in U.S. domestic and economic policies and foreign trade policies and tariffs;

•
technological change;

•
foreign currency risk and risk management activities;

•
investors may find it difficult to enforce service of process and enforcement of judgments against the Partnership or the Company;

•
changes in tax law and practice;

•
general economic conditions and risks relating to the economy, including geopolitical concerns such as trade conflict and civil unrest, unfavourable changes in interest rates, political and economic policies, inflation and volatility in financial markets, as well as variable economic conditions in the markets where our Group operates;

•
increasing political uncertainty, which may impact our Group’s ability to expand in certain markets;

•
adverse changes in currency exchange rates;

•
potential unavailability of credit on favourable terms, or at all;

•
potential unfavourable changes in government policy and legislation;

•
federal, state and foreign anti-corruption and trade sanctions laws and restrictions on foreign direct investment applicable to our Group and our Group’s operating businesses create the potential for significant liabilities and penalties, the inability to complete transactions, imposition of significant costs and burdens, and reputational harm;

•
exposure to uninsurable losses and force majeure events;

•
labour disruptions and economically unfavourable collective bargaining agreements;

•
exposure to occupational health and safety related accidents;

•
high levels of government regulation upon many of our Group’s operating entities, including with respect to rates set for our Group’s regulated businesses;

•
our Group’s infrastructure business is at risk of becoming involved in disputes, possible litigation and governmental investigations;

•
our Group’s ability to finance our operations due to the status of the capital markets;

•
changes in our Group’s credit ratings;

•
our Group’s operations may suffer a loss from fraud, bribery, corruption, sanctions violations or other illegal acts;

•
new regulatory initiatives related to environmental, social and governance and/or sustainability;

•
potential human rights impacts of our Group’s business activities; and

•
other factors described in the Company’s Annual Report, including, but not limited to, those described under Item 3.D “Risk Factors” and elsewhere in the Company’s Annual Report as well as in the

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Company’s Q3 2025 Interim Report, this Prospectus Supplement and the Base Prospectus under “Risk Factors” and in other documents incorporated by reference in this Prospectus Supplement and the Base Prospectus.
We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements and information to make decisions with respect to an investment in the Exchangeable Shares, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements and information might not occur. These risks could cause our actual results and our Group’s plans and strategies to vary from our forward-looking statements and information. We qualify any and all of our forward-looking statements and information by these cautionary factors. Please keep this cautionary note in mind as you read this Prospectus Supplement and the Base Prospectus. We disclaim any obligation to update or revise publicly any forward-looking statements or information, whether written or oral, as a result of new information, future events or otherwise, except as required by applicable law.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to “foreign private issuers” (as such term is defined in Rule 405 under the United States Securities Act of 1933, as amended (the “Securities Act”)) and will fulfill the obligations with respect to those requirements by filing or furnishing reports with the SEC. In addition, we are required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Data Analysis and Retrieval+ at www.sedarplus.ca, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on our website at https://www.bip.brookfield.com. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of our service provider at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023.
As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of Exchangeable Shares. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, as soon as practicable, and in any event within 120 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. We also intend to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.
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DOCUMENTS INCORPORATED BY REFERENCE
This Prospectus Supplement is deemed to be incorporated by reference into the accompanying Base Prospectus solely for the purpose of this Offering. Other documents are also incorporated, or are deemed to be incorporated, by reference into the Base Prospectus and reference should be made to the Base Prospectus for full particulars thereof. The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus Supplement:
(a)
the Company’s annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 24, 2025 (the “Company’s Annual Report”);

(b)
the Company’s report on Form 6-K, filed with the SEC on November 14, 2025 (Exhibit 99.1 only), in respect of the Company’s unaudited interim condensed and consolidated financial statements as of September 30, 2025 and December 31, 2024 and for the three and nine months ended September 30, 2025 and 2024 and management’s discussion and analysis thereon (the “Company’s Q3 2025 Interim Report”);

(c)
the Company’s report on Form 6-K, filed with the SEC on May 20, 2025 (Exhibit 99.2 only), in respect of the Company’s Notice of Annual Meeting of Shareholders and Management Information Circular;

(d)
the Partnership’s annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 24, 2025 (the “Partnership’s Annual Report”); and

(e)
the Partnership’s report on Form 6-K, filed with the SEC on November 14, 2025 (Exhibit 99.1 only), in respect of the Partnership’s unaudited interim condensed and consolidated financial statements as of September 30, 2025 and December 31, 2024 and for the three and nine months ended September 30, 2025 and 2024 and management’s discussion and analysis thereon (the “Partnership’s Q3 2025 Interim Report”).

In addition, all subsequent annual reports filed by us with the SEC on Form 20-F and any current reports on Form 6-K filed or furnished by us that is identified in such form as being incorporated by reference into the registration statement of which this Prospectus Supplement and the accompanying Base Prospectus form a part, in each case subsequent to the date of this Prospectus Supplement and prior to the termination of the Offering, shall be deemed to be incorporated by reference into this Prospectus Supplement as of the date of the filing or furnishing of such documents. We shall undertake to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this Prospectus by reference, including exhibits to such documents. Requests for such copies should be directed to:
Brookfield Infrastructure Corporation
250 Vesey Street
15th Floor
New York, New York 10281
United States
Tel: +1 (212) 417-7000
Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed to be an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
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SUMMARY
This summary highlights information contained elsewhere in this Prospectus. It is not complete and may not contain all of the information that you should consider before investing in the Exchangeable Shares and the Units. You should carefully read this entire Prospectus, including the information incorporated by reference in this Prospectus, and in particular the section entitled “Risk Factors” of this Prospectus and in such incorporated documents, as well as our consolidated financial statements, incorporated by reference in this Prospectus.
Brookfield Infrastructure Corporation
Our Company was incorporated under the Business Corporations Act (British Columbia) on October 3, 2024. Our head office is located at 250 Vesey Street, 15th Floor, New York, New York 10281 and our registered office is located at 1055 West Georgia Street, Suite 1500, P.O. Box 11117, Vancouver, British Columbia V6E 4N7.
Our Company serves as an alternative investment vehicle for investors in the Partnership who prefer owning our infrastructure operations through a corporate structure. While our current operations consist of a U.K. regulated distribution operation, a Brazilian regulated gas transmission operation and a global intermodal logistics operation, shareholders have exposure to several other markets across the utilities, transport, midstream, and data operating segments of Brookfield Infrastructure by virtue of the exchange feature of the Exchangeable Shares.
Brookfield Infrastructure Partners
The Partnership is a Bermuda exempted limited partnership that was established on May 21, 2007 under the provisions of the Exempted Partnerships Act 1992 of Bermuda, as amended, and the Limited Partnership Act 1883 of Bermuda, as amended. The Partnership’s head and registered office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda. The Partnership is a subsidiary of Brookfield.
The Partnership owns and operates utilities, transport, midstream and data businesses in the Americas, Europe and the Asia Pacific region. The Partnership’s sole material assets are its managing general partnership interest and preferred limited partnership interest in its General Partner. The Partnership serves as the General Partner’s managing general partner and has sole authority for the management and control of the General Partner.

The Offering
Issuer
Brookfield Infrastructure Corporation.
Exchangeable Shares offered by us
Exchangeable Shares having an aggregate offering price of up to $400,000,000.
Exchange Feature
Each Exchangeable Share will be exchangeable at the option of the holder for one Unit of the Partnership (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of the Company). See “Description of Share Capital”.
Manner of offering
“At-the-market offering” that may be made from time to time through our sales agents, RBC Capital Markets, LLC and Scotia Capital (USA) Inc., as the U.S. Agents, and RBC Dominion Securities Inc. and Scotia Capital Inc. as the Canadian Agents. See “Plan of Distribution.”
Use of Proceeds
The Company intends to use the net proceeds from this Offering to facilitate repurchases by the Partnership of its Units under its normal course issuer bid (subject to compliance with applicable securities laws) and for general corporate purposes. See “Use of Proceeds”.
Risk Factors
Investing in the Exchangeable Shares and the Units involves risks. See “Risk Factors” beginning on page S-3 of this Prospectus Supplement and on page 3 of the accompanying Base Prospectus as well as the risk factors included in the Company’s Annual Report, in the Partnership’s Annual Report and in the Company’s Q3 2025 Interim Report and the Partnership’s Q3 2025 Interim Report and in other documents we incorporate in this Prospectus Supplement by reference.
TSX and NYSE symbol
“BIPC”

RISK FACTORS
An investment in the Exchangeable Shares and the Units involves a high degree of risk. Before making an investment decision, you should carefully consider the risks incorporated by reference from the Company’s Annual Report, the Partnership’s Annual Report, the Company’s Q3 2025 Interim Report, the Partnership’s Q3 2025 Interim Report and the other information incorporated by reference in this Prospectus Supplement, as updated by the Company’s and the Partnership’s subsequent filings with the SEC, pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, and securities regulatory authorities in Canada, which are incorporated in the Base Prospectus and in this Prospectus Supplement by reference. The risks and uncertainties described therein and herein are not the only risks and uncertainties we face. In addition, please consider the following risks before making an investment decision:
The actual number of Exchangeable Shares we will issue under the Distribution Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Distribution Agreement and compliance with applicable law, we and the Agents may mutually agree for the Agents to sell on our behalf Exchangeable Shares at any time throughout the term of the Distribution Agreement, and the Agents will be obligated to use commercially reasonable efforts to sell the Exchangeable Shares. The number of Exchangeable Shares that are sold by the Agents after we request that sales be made will fluctuate based on the market price of the Exchangeable Shares during the sales period and limits we set with the sales agents. Because the price per share of the Exchangeable Shares sold will fluctuate based on the market price of the Exchangeable Shares during the sales period, it is not possible at this stage to predict the number of Exchangeable Shares that will ultimately be issued by us under the Distribution Agreement.
The Exchangeable Shares will be sold in “at-the-market offerings,” and investors who buy the Exchangeable Shares at different times will likely pay different prices.
Investors who purchase Exchangeable Shares in the Offering at different times will likely pay different prices, and therefore may experience different outcomes in their investment results. The Company will have discretion, subject to market demand, to vary the timing, prices and number of Exchangeable Shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their Exchangeable Shares as a result of sales of Exchangeable Shares made at prices lower than the prices they paid.
There is no certainty regarding proceeds to the Company.
The net proceeds from the Offering are not determinable in light of the nature of the Offering. The Agents have agreed to use their commercially reasonable efforts to sell the Exchangeable Shares when and to the extent requested by the Company, but the Company is not required to request the sale of the maximum amount of Exchangeable Shares qualified under this Prospectus Supplement and, if it requests a sale, the Agents are not obligated to purchase any Exchangeable Shares that are not sold. In addition, the Offering may be suspended or terminated at any time in accordance with the applicable provisions in the Distribution Agreement. See “Plan of Distribution”. As a result of the Offering being made on a commercially reasonable efforts basis with no minimum, and only as requested by the Company, the Company may raise substantially less than the maximum total Offering amount or none at all.
Further, the Exchangeable Shares will be sold by the Agents at the market price prevailing at the time of sale and, therefore, there is no certainty as to the number of Exchangeable Shares that may be sold under the Offering. If the prevailing market price for the Exchangeable Shares declines the Company will be able to issue more Exchangeable Shares under the Offering and investors may suffer greater dilution.

USE OF PROCEEDS
The Company intends to use the net proceeds from this Offering to facilitate repurchases by the Partnership of its Units under its normal course issuer bid (subject to compliance with applicable securities laws) and for general corporate purposes.
The net proceeds from the Offering are not determinable in light of the nature of the distribution. The net proceeds of any given distribution of Exchangeable Shares through the Agents in an “at-the-market distribution” will represent the gross proceeds after deducting the applicable compensation payable to the Agents under the Distribution Agreement and the expenses of the distribution. See “Plan of Distribution” and “Risk Factors”.

CONSOLIDATED CAPITALIZATION OF THE COMPANY AND THE PARTNERSHIP
There have been no material changes in the consolidated capitalization of the Company or the Partnership since September 30, 2025, the end of the Company’s and the Partnership’s most recent reporting period, which have not been disclosed in this Prospectus or the documents incorporated by reference herein.
The Company may, from time to time during the period that the Offering remains in effect, issue and sell Exchangeable Shares having an aggregate sale price of up to $400,000,000 (or the equivalent in Canadian dollars determined using the daily exchange rate posted by the Bank of Canada on the date the Exchangeable Shares are sold). See “Plan of Distribution”.
DESCRIPTION OF SHARE CAPITAL
As of November 18, 2025, there were 119,069,841 Exchangeable Shares and 31,909 Class B Shares outstanding. Each Exchangeable Share is exchangeable at the option of the holder for one Unit (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of the Company), subject to a call right held by the Partnership. A subsidiary of the Partnership holds all of the issued and outstanding Class B Shares, having a 75% voting interest in the Company, and which entitle the Partnership to all of the residual value in the Company after payment in full of the amount due to holders of Exchangeable Shares.
Each Exchangeable Share is structured with the intention of providing an economic return equivalent to one Unit (subject to adjustment to reflect certain capital events). The Partnership may elect to satisfy the Company’s exchange obligation by acquiring such tendered Exchangeable Shares for an equivalent number of Units (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of the Partnership). The Company and the Partnership currently intend to satisfy any exchange requests on the Exchangeable Shares through the delivery of Units rather than cash. It is expected that each Exchangeable Share will receive identical dividends to the distributions paid on each Unit. The Company therefore expects that the market price of the Exchangeable Shares will be significantly impacted by the market price of the Units and the combined business performance of Brookfield Infrastructure. See the Company’s Annual Report and “Description of Exchangeable Shares” in the Base Prospectus for further information regarding the principal rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.
Brookfield owns all of the issued and outstanding class A.2 exchangeable non-voting shares (“Class A.2 Share”) of BIHC, entitling it to dividends from BIHC equivalent to the dividends received by holders of an equivalent number of Exchangeable Shares. Each Class A.2 Share is exchangeable at the option of the holder for (a) one Exchangeable Share (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of BIHC) or (b) one Unit (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of BIHC), provided that, after giving effect to any such exchange, Brookfield will not be permitted to receive a number of Exchangeable Shares that would result in Brookfield owning 9.5% or more of the aggregate fair market value of all issued and outstanding shares of the Company. As of November 18, 2025, there were 13,012,789 Class A.2 Shares outstanding.
Holders of Exchangeable Shares hold an aggregate 25% voting interest in the Company. Brookfield, Brookfield Wealth Solutions Ltd. and their related parties (collectively, the “Brookfield Holders”) and the Partnership, through their ownership of Exchangeable Shares, Class A.2 Shares and Class B Shares, hold an approximate 75% voting interest in the Company (assuming the maximum permitted number of Class A.2 Shares held by Brookfield are exchanged for Exchangeable Shares), and the remaining approximate 25% aggregate voting interest in the Company is held by public investors.
DESCRIPTION OF PARTNERSHIP CAPITAL
As of November 18, 2025, there were 461,240,345 Units outstanding and 789,152,896 Units on a fully-exchanged basis (which term, as used in this Prospectus Supplement, assumes the exchange of all of Brookfield’s redeemable partnership units (“RPUs”) of Brookfield Infrastructure L.P., Exchangeable Shares, exchangeable units of Brookfield Infrastructure Corporation Exchange Limited Partnership,

exchangeable units of Brookfield Infrastructure Partners Exchange L.P. and Class A.2 Shares), 4,989,262 Class A Preferred Units, Series 3, 7,986,595 Class A Preferred Units, Series 9, 9,936,190 Class A Preferred Units, Series 11, 8,000,000 Class A Preferred Units, Series 13 and 8,000,000 Class A Preferred Units, Series 14 outstanding, and no Class A Preferred Units, Series 4, Class A Preferred Units, Series 10, Class A Preferred Units, Series 12, Class A Preferred Units, Series 15, Class A Preferred Units, Series 16, Class A Preferred Units, Series 17 and Class A Preferred Units, Series 18 outstanding. The RPUs are subject to a redemption-exchange mechanism pursuant to which Units may be issued in exchange for RPUs on a one for one basis.
The Brookfield Holders now own approximately 26.58% of the Partnership on a fully-exchanged basis and the remaining approximate 73.42% is held by public investors. Brookfield and Brookfield Wealth Solutions Ltd. have agreed that all decisions to be made by subsidiaries of Brookfield Wealth Solutions Ltd. with respect to the voting of Units held by subsidiaries of Brookfield Wealth Solutions Ltd. will be made jointly by mutual agreement of the applicable Brookfield Wealth Solutions Ltd. subsidiary and Brookfield.
See the Partnership’s Annual Report and “Description of Limited Partnership Units” in the Base Prospectus for further information regarding the principal rights, privileges, restrictions and conditions attaching to the Units. For information regarding the Exchangeable Shares and Class A.2 Shares, see “Description of Share Capital” above.
As of November 18, 2025, there were 119,069,841 class A.1 exchangeable subordinate voting shares of BIHC (“Class A.1 Shares”) outstanding. All of the issued and outstanding Class A.1 Shares are held by the Company. Each Class A.1 Share is exchangeable at the option of a holder for one Unit (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of BIHC). On December 24, 2024, the Company, BIHC and the Partnership entered into a pairing agreement (the “Pairing Agreement”) pursuant to which the parties agreed that the Company will at all times hold such number of Class A.1 Shares equal to the number of Exchangeable Shares outstanding in order to support the duties and obligations of the Company to holders of the Exchangeable Shares. The Pairing Agreement provides, amongst other things, and unless otherwise agreed at such time, that, (i) if and to the extent the Company raises funds from time to time by way of issuance of Exchangeable Shares for cash, the Company will utilize such funds to subscribe for an equivalent number of Class A.1 Shares; (ii) if and to the extent the Company from time to time repurchases any Exchangeable Shares, BIHC shall redeem (or otherwise repurchase from the Company) an equivalent number of Class A.1 Shares; (iii) BIHC will not, unless substantially concurrent with the redemption of Exchangeable Shares by the Company, redeem any Class A.1 Shares held by the Company; (iv) if and to the extent any holders of Exchangeable Shares from time to time exercise their exchange right in respect of such Exchangeable Shares, and in connection therewith the Partnership does not exercise its overriding call right to acquire such Exchangeable Shares, the Company will, in connection therewith, exercise the exchange right in respect of an equivalent number of Class A.1 Shares held by the Company; (v) the Company will not exercise the exchange right in respect of any Class A.1 Shares held by the Company except as contemplated in (iv) above; and (vi) if and to the extent a holder of Class A.2 Shares exchanges its Class A.2 Shares for Exchangeable Shares, BIHC will, upon receipt of such Class A.2 Shares, exercise its right to convert such Class A.2 Shares into Class A.1 Shares.
PRIOR SALES
During the 12-month period before the date of this Prospectus Supplement, the Company and BIHC made the following issuances of Exchangeable Shares and Class A.2 Shares, respectively:
(a)
On December 24, 2024, the Company, the Partnership and BIHC completed a reorganization by way of court approved plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”), pursuant to which (i) holders of the class A exchangeable subordinate voting shares of BIHC, other than Brookfield, received Exchangeable Shares in exchange for their class A exchangeable subordinate voting shares of BIHC on a one-for-one basis; (ii) Brookfield transferred its class A exchangeable subordinate voting shares of BIHC to the Company in exchange for Class A.2 Shares on a one-for-one basis; (iii) the class A exchangeable subordinate voting shares of BIHC were delisted; and (iv) the Exchangeable Shares were listed on the NYSE and the TSX. The

Arrangement resulted in the issuance of 119,039,120 Exchangeable Shares and 13,012,789 Class A.2 Shares, in each case in exchange for class A exchangeable subordinate voting shares of BIHC on a one-for-one basis.1
The Arrangement also resulted in the issuance by BIHC to the Company of 119,039,120 Class A.1 Shares. The Class A.1 Shares were issued in exchange on a one-for-one basis for the class A exchangeable subordinate voting shares of BIHC received by the Company from the former shareholders of BIHC (other than Brookfield).
In the 12-month period before the date of this Prospectus Supplement, the Partnership made the following issuances of Units:
(a)
on September 30, 2025, in connection with the reinvestment of distributions, the Partnership issued 86,823 Units pursuant to its distribution reinvestment plan (the “Distribution Reinvestment Plan”) at a purchase price of $31.7200 per Unit;

(b)
on June 30, 2025, in connection with the reinvestment of distributions, the Partnership issued 82,589 Units pursuant to its Distribution Reinvestment Plan at a purchase price of $33.3155 per Unit;

(c)
on March 31, 2025, in connection with the reinvestment of distributions, the Partnership issued 82,028 Units pursuant to its Distribution Reinvestment Plan at a purchase price of $29.9952 per Unit;

(d)
on December 31, 2024, in connection with the reinvestment of distributions, the Partnership issued 76,450 Units pursuant to its Distribution Reinvestment Plan at a purchase price of $31.7472 per Unit; and

(e)
42,924 Units were issued in connection with the exchange of Exchangeable Shares and, prior to December 24, 2024, the exchange of class A exchangeable subordinate voting shares of BIHC.1

1
This does not include the price information for the Exchangeable Shares/Units distributed because these Exchangeable Shares/Units were distributed pursuant to an exchange.

PLAN OF DISTRIBUTION
The Company has entered into the Distribution Agreement with the Agents, acting as sales agents, under which it may offer and sell from time to time Exchangeable Shares having an aggregate offering price of up to $400,000,000 (or the equivalent in Canadian dollars determined using the exchange rate posted by the Bank of Canada on the date the Exchangeable Shares are sold) in the United States and in each of the provinces and territories of Canada pursuant to agency transaction notices delivered by the Company to the Agents from time to time in accordance with the terms of the Distribution Agreement.
Sales of Exchangeable Shares, if any, under this Prospectus Supplement will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act, including, without limitation, sales made on or through the NYSE or the TSX or any other marketplace in the United States or Canada where the Exchangeable Shares may be traded. The Agents may also sell the Exchangeable Shares by any other method agreed by the Company and the applicable Agent and permitted by applicable law, including, without limitation, as block transactions or through a market maker other than on the TSX or NYSE.
The Exchangeable Shares will be sold at market prices prevailing at the time of sale. As a result, prices may vary between purchasers and during the period of distribution. The Company cannot predict the number of Exchangeable Shares that it may sell under the Distribution Agreement on the NYSE, the TSX or any other trading market for the Exchangeable Shares in the United States or Canada, or if any Exchangeable Shares will be sold. There is no minimum amount of funds that must be raised in the Offering. This means that the Offering may terminate after raising only a portion of the Offering amount set out above, or none at all.
The Company will designate pursuant to agency transaction notices the maximum amount of Exchangeable Shares to be sold through the Agents on a daily basis or otherwise as the Company and the Agents agree and the minimum price per Exchangeable Share at which such Exchangeable Shares may be sold. No Agent is required to sell any specific number or dollar amount of the Exchangeable Shares, but upon accepting the agency transaction notice, the Agents will use their commercially reasonable efforts to sell on the Company’s behalf all of the Exchangeable Shares designated by the Company pursuant to an agency transaction notice, consistent with their normal trading and sales practices, and in accordance with applicable law and regulations and on the terms and subject to the conditions of the Distribution Agreement. The Company may instruct the Agents not to sell any Exchangeable Shares if the sales cannot be effected at or above the price designated by the Company in any such agency transaction notice. The Company or any Agent, with respect to itself only, may suspend the Offering of Exchangeable Shares in accordance with the terms and conditions of the Distribution Agreement by notifying the other parties to the Distribution Agreement. The Offering of the Exchangeable Shares by the Agents is subject to receipt and acceptance of an agency transaction notice and subject to each Agent’s right to reject any order in whole or in part.
The Agents will provide the Company with written confirmation following the close of trading on the NYSE and the TSX, as applicable, each day on which Exchangeable Shares are sold under the Distribution Agreement. Each confirmation will include the number of Exchangeable Shares and the average price of Exchangeable Shares sold on such day (showing the number and the average price of Exchangeable Shares sold on the NYSE, on the TSX or on any other marketplace in Canada or the United States where the Exchangeable Shares may be traded), the gross offering proceeds received from such sales, the commission payable by the Company to the Agents with respect to such sales and the net offering proceeds (being the gross offering proceeds for such sales less the commission payable for such sales). To the extent required by applicable Canadian securities laws and the Exchange Act, the Company will report for each annual and interim period during which Exchangeable Shares are distributed pursuant to the Offering the number and average price of the Exchangeable Shares distributed and the aggregate gross and aggregate net proceeds raised, and the aggregate commissions paid or payable, under the Offering.
The compensation payable to the Agents for sales of Exchangeable Shares sold pursuant to the Distribution Agreement will be up to 2% of the gross offering proceeds of the Exchangeable Shares sold under the Distribution Agreement, and will be paid in the same currency as the Exchangeable Shares to which such commission pertains were sold.
Settlement of any sales of Exchangeable Shares in Canada and the United States will occur on the first trading day following the date on which the sale was made or such later day as is industry practice for regular-way trading following the date on which such sales are made. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement. Sales of Exchangeable Shares in the United States will be settled through the facilities of The Depository Trust Company or by such other means as the Company and the Agents may agree and sales of Exchangeable Shares in Canada will be settled through the facilities of CDS Clearing and Depository Services Inc. through its CDSX system or by such other means as the Company and the Agents may agree.
Under the Distribution Agreement, no sale of Exchangeable Shares may be made in the Offering if it would cause the Company or the Partnership to violate Ontario Securities Commission Rule 48-501 or Regulation M under the Exchange Act in connection with purchases of Exchangeable Shares or Units by the Company or Partnership, as applicable, in connection with its normal course issuer bid.
The Offering of the Exchangeable Shares pursuant to the Distribution Agreement will terminate upon the earliest to occur of (i) the sale of all of the Exchangeable Shares subject to the Distribution Agreement, (ii) termination of the Distribution Agreement by the Company or by the Agents as provided therein or (iii) on February 28, 2027 (such date being the expiration date of the Canadian Base Prospectus), in each case in accordance with the terms of the Distribution Agreement.
In connection with the sales of the Exchangeable Shares on the Company’s behalf, each of the Agents may be deemed to be an “underwriter” within the meaning of the Securities Act and the Exchange Act, and the compensation paid to each of the Agents may be deemed to be underwriting commissions or discounts.
The Company and the Partnership have agreed to provide indemnification and contribution to the several Agents against certain liabilities, including civil liabilities under the Securities Act and under Canadian securities laws. In addition, the Company has agreed to pay the reasonable expenses of the Agents in connection with the Offering.
The Agents and their respective affiliates have in the past and may in the future provide various investment banking and/or other financial services for us and/or our affiliates, for which services they may in the future receive customary fees. No Agent involved in the at-the-market distribution, no affiliate of such an Agent and no person or company acting jointly or in concert with an Agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under the Base Prospectus or this Prospectus Supplement, including selling an aggregate number or principal amount of securities that would result in an Agent creating an over-allocation position in the securities.
The total expenses that the Company incurred related to the commencement of the Offering, excluding the commission payable to the Agents under the terms of the Distribution Agreement, were approximately $1,500,000.
The issued and outstanding Exchangeable Shares and Units are listed and traded on the NYSE and the TSX. The NYSE has authorized the listing of the Exchangeable Shares that may be distributed under the Offering, subject to official notice of issuance. The TSX has conditionally approved the listing of the Exchangeable Shares and Units that may be distributed under the Offering, subject to the Company fulfilling all of the requirements of the TSX.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
This summary discusses certain material United States federal income tax considerations generally applicable to the ownership and disposition of Exchangeable Shares acquired pursuant to the Offering. This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), on the regulations promulgated thereunder (“Treasury Regulations”), and on published administrative rulings, judicial decisions, and other applicable authorities, all as in effect on the date hereof and all of which are subject to change at any time, possibly with retroactive effect. This summary should be read in conjunction with the discussion of the principal U.S. federal income tax considerations associated with the operations of the Partnership and the purchase, ownership, and disposition of Units set forth in Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” and Item 3.D “Risk Factors — Risks Relating to Taxation” in the Partnership’s Annual Report. The following discussion is limited as described in Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” in the Partnership’s Annual Report and as described herein. This summary is necessarily general and may not apply to all categories of investors, some of whom may be subject to special rules, including, without limitation, persons that own (directly, indirectly or constructively, applying certain attribution rules) 10% or more of the equity interests (by vote or value) of the Company, dealers in securities or currencies, financial institutions or financial services entities, mutual funds, life insurance companies, persons that hold Exchangeable Shares as part of a straddle, hedge, constructive sale or conversion transaction with other investments, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, persons who have elected mark-to-market accounting, persons who hold Exchangeable Shares through a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes, persons for whom the Exchangeable Shares are not a capital asset, persons who are liable for the alternative minimum tax, certain U.S. expatriates or former long-term residents of the United States, and persons who are subject to special tax accounting rules under Section 451(b) of the Code. This summary does not address the consequences to U.S. Holders who receive distributions on Exchangeable Shares other than in U.S. dollars. Except as otherwise specifically provided herein, this summary does not address any tax consequences to holders of Units of the Partnership, and holders of Units in the Partnership should refer to Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” and Item 3.D “Risk Factors — Risks Relating to Taxation” in the Partnership’s Annual Report. The actual tax consequences of the ownership and disposition of Exchangeable Shares may vary depending on your individual circumstances.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of Exchangeable Shares acquired pursuant to the Offering that is for U.S. federal tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) that is subject to the primary supervision of a court within the United States and all substantial decisions of which one or more U.S. persons have the authority to control or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
A “Non-U.S. Holder” is a beneficial owner of Exchangeable Shares acquired pursuant to the Offering, other than a U.S. Holder or an entity or arrangement classified as a partnership or other fiscally transparent entity for U.S. federal tax purposes.
If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds Exchangeable Shares, the tax treatment of a partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold Exchangeable Shares should consult their own tax advisers.
This discussion does not constitute tax advice and is not intended to be a substitute for tax planning. You should consult your own tax adviser concerning the U.S. federal, state and local income tax consequences particular to your ownership and disposition of Exchangeable Shares, as well as any tax consequences under the laws of any other taxing jurisdiction.
Partnership Status of the Partnership and the Holding LP
Each of the Partnership and the Holding LP has made a protective election to be classified as a partnership for U.S. federal tax purposes. An entity that is treated as a partnership for U.S. federal tax purposes generally incurs no U.S. federal income tax liability. Instead, each partner is generally required to take into account its allocable share of items of income, gain, loss, deduction, or credit of the partnership in computing its U.S. federal income tax liability, regardless of whether cash distributions are made. Distributions of cash by a partnership to a partner generally are not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.
An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership”, unless an exception applies. The Units of the Partnership are publicly traded. However, an exception, referred to as the “Qualifying Income Exception”, exists with respect to a publicly traded partnership if (i) at least 90% of such partnership’s gross income for every taxable year consists of “qualifying income” and (ii) the partnership would not be required to register under the Investment Company Act if it were a U.S. corporation. Qualifying income includes certain interest income, dividends, real property rents, gains from the sale or other disposition of real property, and any gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income.
We understand that the general partner of the Partnership intends to manage the affairs of the Partnership and the Holding LP so that the Partnership will meet the Qualifying Income Exception in each taxable year. Accordingly, we understand that the general partner of the Partnership believes that the Partnership will be treated as a partnership and not as a corporation for U.S. federal income tax purposes.
The remainder of this summary assumes that the Partnership and the Holding LP will be treated as partnerships for U.S. federal income tax purposes.
Characterization of the Exchangeable Shares
The U.S. federal income tax consequences for holders of Exchangeable Shares relating to the ownership and disposition of Exchangeable Shares will depend, in part, on whether the Exchangeable Shares are, for U.S. federal income tax purposes, treated as stock of the Company and not as interests in the Partnership. We intend to take the position and believe that the Exchangeable Shares are properly characterized as stock of the Company for U.S. federal income tax purposes. However, the treatment of the Exchangeable Shares as stock of the Company is not free from doubt, as there is no direct authority regarding the proper U.S. federal income tax treatment of securities similar to the Exchangeable Shares. If the Exchangeable Shares are not treated as stock of the Company and are instead treated as Units of the Partnership, then a holder of Exchangeable Shares generally would be expected to be taxed in the same manner as a holder of Units. The remainder of this summary assumes that the Exchangeable Shares will be treated as stock of the Company for U.S. federal income tax purposes.
Consequences to U.S. Holders
Ownership and Disposition of Exchangeable Shares
Taxation of Distributions.   Subject to the discussion below under the heading “— Passive Foreign Investment Company Considerations”, the gross amount of a distribution paid to a U.S. Holder with respect to Exchangeable Shares (including any amounts withheld to pay Canadian withholding taxes) will be included in such holder’s gross income as a dividend to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of a distribution exceeds the Company’s current and accumulated earnings and profits, it will be treated first as a tax-free return of a U.S. Holder’s tax basis in its Exchangeable Shares, and to the extent the amount of the distribution exceeds such U.S. Holder’s tax basis, the excess will be taxed as capital gain.
Dividends received by individuals and other non-corporate U.S. Holders of Exchangeable Shares traded on the NYSE generally will be subject to tax at preferential rates applicable to long-term capital gains, provided that such holders meet certain holding period and other requirements and the Company is not treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes for the taxable year in which the dividend is paid or for the preceding taxable year. The Company believes that it was not a PFIC for its prior taxable year, and, as discussed below under the heading “— Passive Foreign Investment Company Considerations”, the Company does not expect to be classified as a PFIC for the current taxable year.

Dividends on Exchangeable Shares generally will not be eligible for the dividends-received deduction allowed to corporations. U.S. Holders should consult their own tax advisers regarding the application of the relevant rules to their particular circumstances.
Dividends paid by the Company generally will constitute foreign-source income for foreign tax credit limitation purposes. A U.S. Holder may be entitled to deduct or credit any Canadian withholding taxes on dividends in determining its U.S. income tax liability, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of such U.S. Holder’s foreign taxes for a particular tax year). The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. Dividends distributed by the Company with respect to Exchangeable Shares generally will constitute “passive category income.” The rules governing the foreign tax credit are complex. U.S. Holders should consult their own tax advisers regarding the availability of the foreign tax credit under their particular circumstances.
Sale, Redemption, Exchange, or Other Taxable Disposition of Exchangeable Shares.   Subject to the discussion below under the headings “— Exercise of the Partnership Call Right” and “— Passive Foreign Investment Company Considerations”, a U.S. Holder generally will recognize capital gain or loss upon a sale, redemption, exchange at the request of the holder (other than a redemption or exchange that is treated as a distribution, as discussed below), or other taxable disposition of Exchangeable Shares equal to the difference between the amount realized upon the disposition and such holder’s adjusted tax basis in the Exchangeable Shares so disposed. The amount realized will equal the amount of cash, if any, plus the fair market value of any property (such as Units) received. Any such capital gain or loss will be long-term capital gain or loss if such holder’s holding period for the Exchangeable Shares exceeds one year at the time of disposition. Gain or loss recognized by a U.S. Holder generally will be treated as U.S.-source gain or loss for foreign tax credit limitation purposes. Long-term capital gains of non-corporate U.S. Holders generally are taxed at preferential rates. The deductibility of capital losses is subject to limitations.
The U.S. federal income tax consequences described in the preceding paragraph should also apply to a U.S. Holder whose exchange request is satisfied by the delivery of cash by the Partnership pursuant to the exercise of the Partnership Call Right (as defined below). For the U.S. federal income tax consequences to a U.S. Holder whose exchange request is satisfied by the delivery of Units pursuant to the Partnership’s exercise of the Partnership Call Right, see the discussion below under the heading “— Exercise of the Partnership Call Right”. The U.S. federal income tax consequences to a U.S. Holder whose exchange request is satisfied by the delivery of cash or Units by the Company is described in the following paragraph.
A redemption or exchange of Exchangeable Shares satisfied by the Company will be treated as a sale or exchange as described above if such redemption or exchange is (i) in “complete redemption” of the U.S. Holder’s equity interest in the Company (within the meaning of Section 302(b)(3) of the Code), (ii) a “substantially disproportionate” redemption of stock (within the meaning of Section 302(b)(2) of the Code), or (iii) “not essentially equivalent to a dividend” (within the meaning of Section 302(b)(1) of the Code). In determining whether any of these tests has been met with respect to the redemption or exchange of the Exchangeable Shares, you may be required to take into account not only the Exchangeable Shares and other equity interests in the Company that you actually own but also other equity interests in the Company that you constructively own within the meaning of Section 318 of the Code. If you own (actually or constructively) only an insubstantial percentage of the total equity interests in the Company and exercise no control over the Company’s corporate affairs, you may be entitled to sale or exchange treatment on a redemption or exchange of the Exchangeable Shares if you experience a reduction in your equity interest in the Company (taking into account any constructively owned equity interests) as a result of the redemption or exchange. If you meet none of the alternative tests of Section 302(b) of the Code, the redemption or exchange will be treated as a distribution subject to the rules described above under “— Taxation of Distributions”. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular U.S. Holder of Exchangeable Shares will depend upon the facts and circumstances as of the time the determination is made, each U.S. Holder should consult its own tax adviser regarding the tax treatment of a redemption or exchange.
In the event that a redemption or exchange is properly treated as a distribution, the amount of the distribution will be equal to the amount of cash and the fair market value of property received (such as Units)

without any offset for a U.S. Holder’s tax basis in the Exchangeable Shares. In such case, any tax basis in the redeemed or exchanged Exchangeable Shares would be transferred to a U.S. Holder’s remaining Exchangeable Shares.
Exercise of the Partnership Call Right.   The Partnership has the right to acquire Exchangeable Shares directly from a shareholder under certain circumstances in exchange for Units or cash (the “Partnership Call Right”). For the U.S. federal income tax consequences to a U.S. Holder of the exchange of Exchangeable Shares for cash pursuant to the exercise of the Partnership Call Right, see the discussion above under “— Sale, Redemption, Exchange, or Other Taxable Disposition of Exchangeable Shares”.
The U.S. federal income tax consequences to a U.S. Holder of the exchange of Exchangeable Shares for Units pursuant to the exercise of the Partnership Call Right will depend in part on whether the exchange qualifies as tax-free under Section 721(a) of the Code. For the exchange to so qualify, the Partnership (i) must be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (ii) must not be treated as an investment company for purposes of Section 721(b) of the Code. With respect to the classification of the Partnership as a partnership for U.S. federal income tax purposes, see the discussion above under “— Partnership Status of the Partnership and Holding LP”.
Section 721(b) of the Code provides that Section 721(a) of the Code will not apply to gain realized on a transfer of property to a partnership which would be treated as an investment company (within the meaning of Section 351 of the Code) if the partnership were incorporated. Under Section 351 of the Code and the Treasury Regulations thereunder, a transfer of property will be considered a transfer to an investment company only if (i) the transfer results, directly or indirectly, in “diversification” of the transferor’s interests, and (ii) the transferee is a regulated investment company, a real estate investment trust, or a corporation more than 80% of the value of whose assets are held for investment and (subject to certain exclusions) are stock or securities, as defined in Section 351(e) of the Code. For purposes of this determination, the stock and securities of a corporate subsidiary are disregarded and the parent corporation is treated as owning its ratable share of the subsidiary’s assets if the parent corporation owns 50% or more of the subsidiary corporation’s stock by voting power or value. The Treasury Regulations also provide that whether an entity is an investment company ordinarily will be determined by reference to the circumstances in existence immediately after the transfer in question. However, where circumstances change thereafter pursuant to a plan in existence at the time of the transfer, this determination will be made by reference to the later circumstances.
Based on the shareholders’ rights in the event of the liquidation or dissolution of the Company (or the Partnership) and the terms of the Exchangeable Shares, which are intended to provide an economic return equivalent to the economic return on the Units (including identical distributions), and taking into account the expected relative values of the Partnership’s assets and its ratable share of the assets of its subsidiaries for the foreseeable future, we understand that the general partner of the Partnership currently does not expect a U.S. Holder’s transfer of Exchangeable Shares in exchange for Units pursuant to the Partnership’s exercise of the Partnership Call Right to be treated as a transfer of property to an investment company within the meaning of Section 721(b) of the Code. Thus, we understand that the general partner of the Partnership currently expects such exchange to qualify as tax-free under Section 721(a) of the Code. However, no definitive determination can be made as to whether any such future exchange will qualify as tax-free under Section 721(a) of the Code, as this will depend on the facts and circumstances at the time of the exchange. Many of these facts and circumstances are not within the control of the Partnership, and no assurance can be provided as to the position, if any, taken by the general partner of the Partnership with regard to the U.S. federal income tax treatment of any such exchange. Nor can any assurance be given that the IRS will not assert, or that a court would not sustain, a position contrary to any future position taken by the Partnership. If the Partnership were an investment company immediately following the exchange of Exchangeable Shares for Units by a U.S. Holder pursuant to the exercise of the Partnership Call Right, and such exchange were to result in diversification of interests with respect to such U.S. Holder, then Section 721(a) of the Code would not apply with respect to such holder, and such holder would be treated as if such holder had sold its Exchangeable Shares to the Partnership in a taxable transaction for cash in an amount equal to the value of the Units received.
Even if a U.S. Holder’s transfer of Exchangeable Shares in exchange for Units pursuant to the Partnership’s exercise of the Partnership Call Right qualifies as tax-free under Section 721(a) of the Code, we understand that the general partner of the Partnership currently expects for the Partnership and Holding LP to immediately undertake subsequent transfers of such Exchangeable Shares that would result in the allocation to such U.S. Holder of any gain realized under Section 704(c)(1) of the Code. Under this provision, if appreciated property is contributed to a partnership, the contributing partner must recognize any gain that was realized but not recognized for U.S. federal income tax purposes with respect to the property at the time of the contribution (referred to as “built-in gain”) if the partnership sells such property (or otherwise transfers such property in a taxable exchange) at any time thereafter or distributes such property to another partner within seven years of the contribution in a transaction that does not otherwise result in the recognition of “built-in gain” by the partnership. If Section 704(c)(1) of the Code applies with respect to a U.S. Holder, and such holder fails to disclose to the Partnership its basis in Exchangeable Shares exchanged for Units pursuant to the exercise of the Partnership Call Right, then, solely for the purpose of allocating items of income, gain, loss, or deduction under Section 704(c) of the Code, we understand that the general partner of the Partnership intends to use a reasonable method to estimate such holder’s basis in the Exchangeable Shares exchanged for Units pursuant to the exercise of the Partnership Call Right. To ensure compliance with Section 704(c) of the Code, such estimated basis could be lower than a U.S. Holder’s actual basis in its Exchangeable Shares. As a result, the amount of gain reported by the Partnership to the IRS with respect to such U.S. Holder in connection with such subsequent transfers could be greater than the correct amount.
If, contrary to the current expectations of the general partner of the Partnership, Section 704(c)(1) does not apply as a result of any such subsequent transfers by the Partnership or the Holding LP of Exchangeable Shares transferred by a U.S. Holder for Units in an exchange qualifying as tax-free under Section 721(a) of the Code, then such U.S. Holder could, nonetheless, be required to recognize part or all of the built-in gain in its Exchangeable Shares deferred as a result of such exchange under other provisions of the Code. Under Section 737 of the Code, such U.S. Holder could be required to recognize built-in gain if the Partnership were to distribute any property of the Partnership other than money or Exchangeable Shares to such former holder of Exchangeable Shares within seven years of exercise of the Partnership Call Right. Under Section 707(a) of the Code, such U.S. Holder could be required to recognize built-in gain if the Partnership were to make distributions (other than “operating cash flow distributions”, unless another exception were to apply) to such U.S. Holder within two years of exercise of the Partnership Call Right.
If Section 721(a) of the Code applies to a U.S. Holder’s exchange of Exchangeable Shares for Units pursuant to the exercise of the Partnership Call Right by the Partnership and, contrary to the current expectations of the general partner of the Partnership, none of the special provisions (including Section 704(c)(1) of the Code) described in the two preceding paragraphs applies, then such U.S. Holder generally should not recognize gain or loss with respect to Exchangeable Shares treated as contributed to the Partnership in exchange for Units, except as described below under the heading “— Passive Foreign Investment Company Considerations”. The aggregate tax basis of the Units received by such U.S. Holder pursuant to the Partnership Call Right would be the same as the aggregate tax basis of the Exchangeable Shares (or single undivided portion thereof) exchanged therefor, increased by such holder’s share of the Partnership’s liabilities, if any. The holding period of the Units received in exchange for Exchangeable Shares would include the holding period of the Exchangeable Shares surrendered in exchange therefor. A U.S. Holder who acquired different blocks of Exchangeable Shares at different times or different prices should consult its own tax adviser regarding the manner in which gain or loss should be determined in such holder’s particular circumstances and such holder’s holding period in Units received in exchange for Exchangeable Shares.
For a general discussion of the tax consequences to a U.S. Holder of owning and disposing of Units received in exchange for Exchangeable Shares, see the discussion in Item 10.E “Taxation — Certain Material U.S. Federal Income Tax Considerations” in the Partnership’s most recent Annual Report. The U.S. federal income tax consequences of exchanging Exchangeable Shares for Units are complex, and each U.S. Holder should consult its own tax adviser regarding such consequences in light of such holder’s particular circumstances.
Passive Foreign Investment Company Considerations.   Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if the Company is treated as a PFIC for any taxable year during which the U.S. Holder holds Exchangeable Shares. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of “passive” income or

(ii) 50% or more of the value of its assets during such year (on average) produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income, and net foreign currency gains.
Based on its current and expected income, assets, and activities, the Company does not expect to be classified as a PFIC for the current taxable year, nor does it expect to become a PFIC in the foreseeable future. However, the determination of whether the Company is or will be a PFIC for any taxable year is based on the application of complex U.S. federal income tax rules that are subject to differing interpretations. Because the PFIC determination depends upon the composition of the Company’s income and assets and the nature of its activities from time to time and must be made annually as of the close of each taxable year, there can be no assurance that the Company will not be classified as a PFIC for any taxable year, or that the IRS or a court will agree with the Company’s determination as to its PFIC status.
Subject to certain elections described below, if the Company were a PFIC for any taxable year during which a U.S. Holder held Exchangeable Shares, then gain recognized by such U.S. Holder upon the sale or other taxable disposition of the Exchangeable Shares would be allocated ratably over the U.S. Holder’s holding period for the Exchangeable Shares. The amounts allocated to the taxable year of the sale or other taxable disposition and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the tax on such amount. Further, to the extent that any distribution received by a U.S. Holder on its Exchangeable Shares were to exceed 125% of the average of the annual distributions on the Exchangeable Shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. Similar rules would apply with respect to any lower-tier PFICs treated as owned indirectly by a U.S. Holder through such holder’s ownership of Exchangeable Shares.
Certain elections may be available to U.S. Holders to mitigate some of the adverse tax consequences resulting from PFIC treatment. If you were to make an election to treat your interest in the Company as a “qualified electing fund” (“QEF election”) for the first year you were treated as holding such interest, then in lieu of the tax consequences described in the paragraph immediately above, you would be required to include in income each year a portion of the ordinary earnings and net capital gains of the Company, even if not distributed to you. A QEF election must be made by you on an entity-by-entity basis. To make a QEF election, you must, among other things, (i) obtain a PFIC annual information statement from the Company and (ii) prepare and submit IRS Form 8621 with your annual income tax return. To the extent reasonably practicable, we intend to make available information related to the PFIC status of the Company and any other subsidiary of the Company that we are able to identify as a PFIC with respect to U.S. Holders, including information necessary to make a QEF election with respect to each such entity.
In the case of a PFIC that is a publicly traded foreign company, and in lieu of making a QEF election, an election may be made to “mark to market” the stock of such publicly traded foreign company on an annual basis (a “mark-to-market election”). Pursuant to such an election, you would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. No assurance can be provided that the Company or any of its subsidiaries will qualify as PFICs that are publicly traded or that a mark-to-market election will be available for any such entity.
Subject to certain exceptions, a U.S. person who directly or indirectly owns an interest in a PFIC generally is required to file an annual report with the IRS, and the failure to file such report could result in the extension of the statute of limitations with respect to federal income tax returns filed by such U.S. person. The application of the PFIC rules to U.S. Holders is uncertain in certain respects. Each U.S. Holder should consult its own tax adviser regarding the application of the PFIC rules, including the foregoing filing requirements and the advisability of making any available election under the PFIC rules, with regard to such holder’s ownership and disposition of Exchangeable Shares.
Additional Tax on Net Investment Income.   Certain U.S. Holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income”, which may include all or a portion of their dividend income and net gains from the disposition of Exchangeable Shares. Each U.S. Holder that is an individual, estate or trust should consult its own tax advisers regarding the applicability of this tax to its income and gains in respect of Exchangeable Shares.
Foreign Financial Asset Reporting.   Certain U.S. Holders are required to report information relating to an interest in the Exchangeable Shares, subject to certain exceptions (including an exception for shares held in accounts maintained by certain financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their U.S. federal income tax returns. Significant penalties may apply for the failure to satisfy these reporting obligations. U.S. Holders are urged to consult their own tax advisers regarding their information reporting obligations, if any, with respect to their ownership and disposition of Exchangeable Shares.
Information Reporting and Backup Withholding.   Distributions on Exchangeable Shares made to a U.S. Holder and proceeds from the sale or other disposition of Exchangeable Shares may, under certain circumstances, be subject to information reporting and backup withholding, unless the holder provides proof of an applicable exemption or, in the case of backup withholding, furnishes its taxpayer identification number and otherwise complies with all applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Consequences to Non-U.S. Holders
Ownership and Disposition of Exchangeable Shares
Distributions on Exchangeable Shares made to Non-U.S. Holders and proceeds from the sale or other disposition of Exchangeable Shares generally will not be subject to U.S. federal income tax, except that U.S. withholding tax may apply to any portion of a distribution made on Exchangeable Shares that is treated as a deemed dividend under Section 871(m) of the Code. Specifically, a 30% withholding tax generally applies to deemed dividend amounts (“dividend equivalents”) with respect to certain contractual arrangements held by non-U.S. persons which reference any interest in an entity if that interest could give rise to a U.S.-source dividend. Under Treasury Regulations, a Section 871(m) transaction is treated as directly referencing the assets of a partnership that holds significant investments in certain securities (such as stock of a U.S. corporation). The Partnership indirectly holds stock of a U.S. corporation through the Holding LP, and the Exchangeable Shares are intended to be structured so that distributions are identical to distributions on Units. Accordingly, the contractual arrangements relating to the Exchangeable Shares could be subject to Section 871(m) of the Code, as discussed below.
Whether U.S. withholding tax applies with respect to a Section 871(m) transaction depends, in part, on whether it is classified for purposes of Section 871(m) of the Code as a “simple” contract or “complex” contract. No direct authority addresses whether the contractual arrangements relating to the Exchangeable Shares constitute a simple contract or a complex contract. The Company intends to take the position and believes that such contractual arrangements do not constitute a simple contract. In such case, under Treasury Regulations, as modified by an IRS Notice, such contractual arrangements should not be subject to Section 871(m) of the Code before January 1, 2027, and no portion of a distribution made on Exchangeable Shares before such date should be subject to U.S. withholding tax by reason of treatment as a dividend equivalent under Section 871(m). For distributions made on Exchangeable Shares on or after January 1, 2027, Section 871(m) of the Code will apply if the contractual arrangements relating to the Exchangeable Shares meet a “substantial equivalence” test. If this is the case, U.S. federal withholding tax (generally at a rate of 30%, subject to reduction or elimination under an applicable income tax treaty, as discussed below) is expected to apply to any portion of a distribution on Exchangeable Shares that is treated as a dividend equivalent and paid on or after January 1, 2027.
This 30% withholding tax may be reduced or eliminated under the Code or an applicable income tax treaty, provided that the Non-U.S. Holder properly certifies its eligibility by providing an IRS Form W-8. If, notwithstanding the foregoing, the Company is unable to accurately or timely determine the tax status of a Non-U.S. Holder for purposes of establishing whether reduced rates of withholding apply, then U.S. withholding tax at a rate of 30% may apply to any portion of a distribution on Exchangeable Shares that is treated as a dividend equivalent under Section 871(m) of the Code. A dividend equivalent may also be subject to a 30% withholding tax under the Foreign Account Tax Compliance provisions of the Hiring Incentives to

Restore Employment Act of 2010 (“FATCA”), unless a Non-U.S. Holder properly certifies its FATCA status on IRS Form W-8 or other applicable form and satisfies any additional requirements under FATCA.
Notwithstanding the foregoing, the Company’s position that the contractual arrangements relating to the Exchangeable Shares do not constitute a simple contract does not bind the IRS. The Treasury Regulations under Section 871(m) of the Code require complex determinations with respect to contractual arrangements linked to U.S. equities, and the application of these regulations to the Exchangeable Shares is uncertain. Accordingly, the IRS could challenge the Company’s position and assert that the contractual arrangements relating to the Exchangeable Shares constitute a simple contract, in which case U.S. withholding tax currently would apply, generally at a rate of 30% (subject to reduction or elimination under the Code or an applicable income tax treaty), to that portion, if any, of a distribution on Exchangeable Shares that is treated as referencing a U.S.-source dividend paid to the Partnership or the Holding LP. Non-U.S. Holders should consult their own tax advisers regarding the implications of Section 871(m) of the Code and FATCA for their ownership of Exchangeable Shares with regard to their particular circumstances.
Special rules may apply to any Non-U.S. Holder (i) that has an office or fixed place of business in the United States; (ii) that is present in the United States for 183 days or more in a taxable year; or (iii) that is (a) a former citizen or long-term resident of the United States, (b) a foreign insurance company that is treated as holding an interest in the Company in connection with its U.S. business, (c) a PFIC, (d) a “controlled foreign corporation” for U.S. federal income tax purposes, or (e) a corporation that accumulates earnings to avoid U.S. federal income tax. Non-U.S. Holders should consult their own tax advisers regarding the application of these special rules.
THE FOREGOING DISCUSSION IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. THE TAX MATTERS RELATING TO THE PARTNERSHIP, THE COMPANY, AND HOLDERS OF EXCHANGEABLE SHARES ARE COMPLEX AND ARE SUBJECT TO VARYING INTERPRETATIONS. MOREOVER, THE EFFECT OF EXISTING INCOME TAX LAWS, THE MEANING AND IMPACT OF WHICH IS UNCERTAIN, AND OF PROPOSED CHANGES IN INCOME TAX LAWS WILL VARY WITH THE PARTICULAR CIRCUMSTANCES OF EACH HOLDER OF EXCHANGEABLE SHARES, AND IN REVIEWING THIS PROSPECTUS SUPPLEMENT THESE MATTERS SHOULD BE CONSIDERED. EACH HOLDER OF EXCHANGEABLE SHARES SHOULD CONSULT ITS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF EXCHANGEABLE SHARES.

LEGAL MATTERS
The validity of the Exchangeable Shares will be passed upon for us by McMillan LLP, British Columbia counsel to the Company. The validity of the Units issuable or deliverable upon exchange, redemption or acquisition of Exchangeable Shares will be passed upon for us by Appleby (Bermuda) Limited, Bermuda counsel to the Partnership. In connection with the issue and sale of the Exchangeable Shares, certain legal matters will be passed upon, on behalf of the Company and the Partnership, by Torys LLP as to Canadian law and U.S. federal and New York law, and, on behalf of the Agents, by Goodmans LLP as to Canadian law, and by Milbank LLP, New York, New York as to U.S. federal and New York law. As at the date of this Prospectus Supplement, the partners, counsel and associates of Torys LLP, as a group, Goodmans LLP and Milbank LLP, respectively, as a group, McMillan LLP, as a group, and Appleby (Bermuda) Limited, as a group, beneficially own, directly or indirectly, less than 1% of the Exchangeable Shares of the Company and Units of the Partnership, respectively.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus Supplement, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of the Partnership as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus Supplement, and the effectiveness of the Partnership’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
Deloitte LLP is independent with respect to the Partnership and the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States), and within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.
EXPENSES
The table below sets forth the expenses, other than the Agents’ compensation, to be incurred in connection by us with the issuance and distribution of the Exchangeable Shares offered under this Prospectus Supplement. All of the amounts below are estimated, other than SEC and Canadian registration filings fees.
SEC and other registration fees	$100,516.64
NYSE and TSX supplemental listing fees	$421,000
Transfer agent fees	$5,000
Printing costs	$15,000
Legal fees and expenses	$800,000
Accounting fees and expenses	$130,000
Miscellaneous	$10,000
Total	$1,481,516.64

Brookfield Infrastructure Corporation
Brookfield Infrastructure Partners L.P.
Class A Exchangeable Subordinate Voting Shares of Brookfield Infrastructure Corporation
Limited Partnership Units of Brookfield Infrastructure Partners L.P.
(issuable or deliverable upon exchange, redemption or acquisition of Class A Exchangeable Subordinate Voting Shares)

Brookfield Infrastructure Corporation (“BIPC” or our “company”) may, from time to time, issue up to $1,000,000,000 of its class A exchangeable subordinate voting shares (the “exchangeable shares”). Each exchangeable share is exchangeable at the option of the holder for one limited partnership unit (each, a “LP unit”) of Brookfield Infrastructure Partners L.P. (“BIP” or the “Partnership”) (subject to adjustment to reflect certain capital events) or its cash equivalent (the form of payment to be determined at the election of BIPC), as described in this prospectus. In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell from time to time up to 13,012,789 exchangeable shares issuable upon exchange of the Class A.2 Shares (as defined herein) that were distributed to the Brookfield Group (as defined herein) in connection with the Arrangement (as defined herein), in amounts, at prices and on terms that will be determined at the time these securities are offered. The Brookfield Group is, and the selling securityholders are expected to be, affiliated with our company and the Partnership. However, neither our company nor the Partnership will receive any proceeds from the sales of these exchangeable shares by the selling securityholders. See “Selling Securityholders” and “Plan of Distribution”.
This prospectus also relates to the underlying offer of LP units that may be issued by the Partnership or delivered by our company upon any exchange, redemption or acquisition of the exchangeable shares being offered hereunder (including, if applicable, in connection with liquidation, dissolution or winding up of our company) in accordance with the terms of the exchangeable shares as provided in our company’s articles of incorporation. The Partnership has filed a registration statement on Form F-3 (File No. 333-278737) to register the issuance or delivery of LP units in connection with any such redemption, exchange or acquisition.
Each time exchangeable shares are offered hereunder, our company and the Partnership will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents our company and the Partnership incorporate by reference before you invest in our securities.
The exchangeable shares are traded on the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”) under the symbol “BIPC”. The LP units are traded on the NYSE under the symbol “BIP” and the TSX under the symbol “BIP.UN”.
An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.
The date of this prospectus is April 24, 2025.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that our company and the Partnership have filed with the SEC using a shelf registration process. Under this shelf registration process, our company and the Partnership may sell the exchangeable shares in one or more offerings and certain selling securityholders to be identified in a prospectus supplement may also offer and sell exchangeable shares. This prospectus provides you with a general description of the exchangeable shares and LP units. Each time our company, the Partnership or the selling securityholders sell exchangeable shares hereunder, our company and the Partnership will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to our group and the securities that may be offered hereunder.
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” we have authorized to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus, any prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you, as well as the information we have previously filed with the SEC, that is incorporated by reference in this prospectus or in any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.
We and the selling securityholders are offering to sell exchangeable shares, and are seeking offers to buy exchangeable shares, only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus, any prospectus supplement and any “free writing prospectus” and the offering of exchangeable shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus, any prospectus supplement and/or any “free writing prospectus” must inform themselves about and observe any restrictions relating to the offering and the distribution of this prospectus, any prospectus supplement and any “free writing prospectus” outside the United States. This prospectus, any prospectus supplement and any “free writing prospectus” do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
Unless the context requires otherwise, when used in this prospectus, the terms “we”, “us”, “our,” “our company” and “BIPC” mean Brookfield Infrastructure Corporation, as successor to Brookfield Infrastructure Holdings Corporation (“BIHC” or “Old BIPC”) (which was previously named Brookfield Infrastructure Corporation) pursuant to the Arrangement, together with all of its subsidiaries, the term “Brookfield Infrastructure” refers to, collectively, the Partnership, Brookfield Infrastructure L.P. (the “Holding LP”), the subsidiaries of the Holding LP, from time-to-time, through which Brookfield Infrastructure holds all its interests in the operating entities, which are the entities that directly or indirectly hold Brookfield Infrastructure’s current operations and assets that Brookfield Infrastructure may acquire in the future, including any assets held through joint ventures, partnerships and consortium arrangements (but excluding our company and BIHC and their respective subsidiaries), and the term “our group” refers to, collectively, our company, BIHC and all of their respective subsidiaries and Brookfield Infrastructure. The term “General Partner” refers to Brookfield Infrastructure Partners Limited, the Partnership’s general partner. The term “Brookfield” refers to Brookfield Corporation and any subsidiary of Brookfield Corporation, other than our group and, unless the context otherwise requires, includes Brookfield Asset Management Ltd. The term “Brookfield Group” refers to Brookfield Corporation and its subsidiaries, and unless the context otherwise requires, includes Brookfield Asset Management Ltd.
i

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because our company is organized under the laws of British Columbia, Canada and the Partnership is formed under the laws of Bermuda, certain of the directors of our company and the General Partner as well as certain of the experts named in this prospectus are residents of Canada or another non-U.S. jurisdiction and a substantial portion of our company’s and the Partnership’s assets and the assets of those directors and experts may be located outside the United States.
Unless otherwise specified, all dollar amounts and financial information in this prospectus, any prospectus supplement and any “free writing prospectus” are expressed in U.S. dollars and references to “dollars”, “$” or “US$” are to U.S. dollars and all references to “C$” are to Canadian dollars and, unless otherwise indicated, the financial information has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. All references in this prospectus, any prospectus supplement and any “free writing prospectus” to “Canada” mean Canada, its provinces, its territories, its possessions and all areas subject to its jurisdiction.
CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and/or “free writing prospectus”, and the documents incorporated by reference herein and therein, contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable U.S. and Canadian securities laws. These forward-looking statements and information relate to, among other things, our group’s business, operations, objectives, goals, strategies, intentions, plans, beliefs, expectations and estimates and anticipated events or trends. In some cases, you can identify forward-looking statements and information by terms such as “anticipate”, “believe”, “could”, “estimate”, “likely”, “expect”, “intend”, “may”, “continue”, “plan”, “potential”, “objective”, “tend”, “seek”, “target”, “foresee”, “aim to”, “outlook”, “endeavor”, “will”, “would” and “should” or the negative of those terms or other comparable terminology. These forward-looking statements and information are not historical facts but reflect our group’s current expectations regarding future results or events and are based on information currently available to our group and on assumptions our group believes are reasonable.
Although our group believes that its anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based on reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to our group or are within its control. If a change occurs, our business, financial condition, liquidity and results of operations and our group’s plans and strategies may vary materially from those expressed in the forward-looking statements and information in this prospectus and in any prospectus supplement and/or any “free writing prospectus”, and in any of the documents incorporated by reference herein or therein.
Factors that could cause our group’s actual results to differ materially from those contemplated or implied by the forward-looking statements and information in this prospectus and any prospectus supplement include, without limitation:
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commodity risks;

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alternative technologies could impact the demand for, or use of, the businesses and assets that our group owns and operates and could impair or eliminate the competitive advantage of our group’s businesses and assets;

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acquisitions may subject us to additional risks and the expected benefits of our acquisitions may not materialize;

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the competitive market for acquisition opportunities and the inability to identify and complete acquisitions as planned;

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pending acquisitions, dispositions and other transactions may not be completed on the timeframe or in the manner contemplated, or at all;

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our group’s ability to renew existing contracts and win additional contracts with existing or potential customers;

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timing and price for the completion of unfinished projects;

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infrastructure operations may require substantial capital expenditures;

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exposure to environmental risks, including increasing environmental legislation and the broader impacts of climate change;

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exposure to increased economic regulation and adverse regulatory decisions;

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First Nations claims to land, adverse claims or governmental claims may adversely affect our group’s infrastructure operations;

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some of our group’s current operations are held in the form of joint ventures or partnerships or through consortium arrangements;

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some of our group’s businesses operate in jurisdictions with less developed legal systems and could experience difficulties in obtaining effective legal redress, which creates uncertainties;

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actions taken by national, state, or provincial governments, including nationalization, or the imposition of new taxes, could materially impact the financial performance or value of our group’s assets;

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equipment that we need, including spare parts and components required for project development, may become unavailable or difficult to procure;

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reliance on technology and exposure to cyber-security incidents;

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customers may default on their obligations;

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reliance on tolling and revenue collection systems;

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Brookfield’s influence over our group and our group’s dependence on Brookfield as the service providers;

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the lack of an obligation of Brookfield to source acquisition opportunities for our group;

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our group’s dependence on Brookfield and its professionals;

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the role and ownership of Brookfield in the Partnership, the Holding LP and our company may change and interests in the general partner of the Partnership may be transferred to a third party without unitholder or shareholder consent;

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Brookfield may increase its ownership of the Partnership or our company;

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the master services agreement and our other arrangements with Brookfield do not impose on Brookfield any fiduciary duties to act in the best interests of holders of exchangeable shares or LP units;

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conflicts of interest between the Partnership, our company, their respective unitholders and shareholders, on the one hand, and Brookfield, on the other hand;

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our group’s arrangements with Brookfield may contain terms that are less favorable than those which otherwise might have been obtained from unrelated parties;

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the general partner of the Partnership may be unable or unwilling to terminate the master services agreement;

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the limited liability of, and our group’s indemnification of, our service providers;

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the Partnership or our company may not be able to continue paying comparable or growing cash distributions to holders of exchangeable shares or LP units in the future;

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the exchangeable shares can be significantly impacted by the market price of the LP units and the combined business performance of our group as a whole;

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the Partnership and our company are holding entities that rely on their subsidiaries to provide the funds necessary to pay their distributions and meet their financial obligations;

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our company is exempt from certain requirements of Canadian securities laws and we are not subject to the same disclosure requirements as a U.S. domestic issuer;

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our company may become regulated as an investment company under the U.S. Investment Company Act of 1940, as amended;

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the effectiveness of our internal controls;

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our group’s assets are or may become highly leveraged and our group intends to incur indebtedness above the asset level;

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the acquisition of distressed companies may subject our group to increased risks, including the incurrence of additional legal or other expenses;

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the redemption of exchangeable shares by our company at any time or upon notice from the holder of the Class B Shares (as defined herein);

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future sales and issuances of exchangeable shares (including upon exchange of Class A.2 Shares by the Brookfield Group) or LP units or securities exchangeable for exchangeable shares or LP units, or the perception of such sales or issuances, could depress the trading price of the exchangeable shares or LP units;

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unitholders do not have a right to vote on Partnership matters or to take part in the management of the Partnership;

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market price of the exchangeable shares and LP units may be volatile;

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dilution of existing shareholders;

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changes to U.S. laws or policies, including changes in U.S. domestic and economic policies and foreign trade policies and tariffs;

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technological change;

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foreign currency risk and risk management activities;

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investors may find it difficult to enforce service of process and enforcement of judgments against the Partnership or our company;

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changes in tax law and practice;

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general economic conditions and risks relating to the economy, including geopolitical concerns such as trade conflict and civil unrest, unfavorable changes in interest rates, political and economic policies, inflation and volatility in financial markets, as well as variable economic conditions in the markets where we operate;

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increasing political uncertainty, which may impact our ability to expand in certain markets;

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adverse changes in currency exchange rates;

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potential unavailability of credit on favorable terms, or at all;

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potential unfavorable changes in government policy and legislation;

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federal, state and foreign anti-corruption and trade sanctions laws and restrictions on foreign direct investment applicable to us and our operating businesses create the potential for significant liabilities and penalties, the inability to complete transactions, imposition of significant costs and burdens, and reputational harm;

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exposure to uninsurable losses and force majeure events;

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labor disruptions and economically unfavorable collective bargaining agreements;

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exposure to occupational health and safety related accidents;

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high levels of government regulation upon many of our group’s operating entities, including with respect to rates set for our regulated businesses;

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our group’s infrastructure business is at risk of becoming involved in disputes, possible litigation and governmental investigations;

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our ability to finance our operations due to the status of the capital markets;

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changes in our credit ratings;

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our operations may suffer a loss from fraud, bribery, corruption, sanctions violations or other illegal acts;

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new regulatory initiatives related to environmental, social and governance and/or sustainability;

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potential human rights impacts of our business activities; and

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other factors described in the BIPC Annual Report and the BIP Annual Report, including, but not limited to, those described under Item 3.D “Risk Factors” therein and in other documents incorporated by reference in this prospectus and any prospectus supplement.

We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our group’s forward-looking statements and information to make decisions with respect to an investment in our securities, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. In light of these risks, uncertainties and assumptions, the events described by our group’s forward-looking statements and information might not occur. These risks could cause our group’s actual results and our group’s plans and strategies to vary from our group’s forward-looking statements and information. We qualify any and all of our group’s forward-looking statements and information by these cautionary factors. Our group disclaims any obligation to update or revise publicly any forward-looking statements or information, whether written or oral, as a result of new information, future events or otherwise, except as required by applicable law.
Each exchangeable share has been structured with the intention of providing an economic return equivalent to one LP unit. We therefore expect that the market price of the exchangeable shares will be significantly impacted by the market price of the LP units and the combined business performance of our group as a whole.
WHERE YOU CAN FIND MORE INFORMATION
Our company and the Partnership are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and our company and the Partnership will fulfill their obligations with respect to those requirements by filing or furnishing reports with the SEC. In addition, our company and the Partnership are required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our company, the Partnership and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are invited to read and copy any reports, statements or other information, other than confidential filings, that our company and the Partnership file with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Data Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca, the Canadian equivalent of the SEC electronic document gathering and retrieval system. This information is also available on our websites at https://bip.brookfield.com and https://bip.brookfield.com/bipc. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of our service provider at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023. The information on our company and on the Partnership’s respective websites is not incorporated by reference into the registration statement and should not be considered a part of the registration statement or this prospectus, and the references to our websites in the Registration Statement and this prospectus are inactive textual references only.
Our company and the Partnership are foreign private issuers, and therefore are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our group’s officers, directors and principal shareholders and unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of our group’s securities. In addition, neither our company nor the Partnership is not required under the Exchange
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Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, our company and the Partnership intend to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, annual reports on Form 20-F or Form 40-F, as applicable, containing financial statements audited by an independent public accounting firm. Our company and the Partnership also intend to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows our company and the Partnership to “incorporate by reference” into this prospectus certain documents that our company and the Partnership file with or furnish to the SEC. This means that our company and the Partnership can disclose important information to you by referring to those documents. Any reports filed by our company and the Partnership with the SEC after the date of this prospectus and before the date that the offering of exchangeable shares by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:
1.
our company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 24, 2025 (the “BIPC Annual Report”), including the description of our exchangeable shares in Exhibit 2.1 thereto and any amendment or report filed for purposes of updating such description; and

2.
the Partnership’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 24, 2025 (the “BIP Annual Report”), including the description of the LP units in Exhibit 2.1 thereto and any amendment or report filed for purposes of updating such description.

Due to an administrative error, the BIPC Annual Report was incorrectly filed under the SEC file number for Old BIPC (File No. 001-39250) and not under the new SEC file number for BIPC (File No. 000-56727). Notwithstanding the SEC file number assigned to the BIPC Annual Report on EDGAR, going forward all reports filed by BIPC with the SEC under the Exchange Act will be filed under the new SEC file number for BIPC (File No. 000-56727).
All annual reports filed by our company and the Partnership with the SEC on Form 20-F or Form 40-F, as applicable, and any Form 6-K filed or furnished by our company and the Partnership that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. Our company and the Partnership shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to our company or the Partnership, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, excluding exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to:
Brookfield Infrastructure Partners L.P.
Investor Relations
73 Front Street, 5th Floor
Hamilton HM 12
Bermuda
Attn: Investor Relations and Communications
E-mail: bip.enquiries@brookfield.com
Telephone: 1 (441) 294-3309
- or -

Brookfield Infrastructure Corporation
Investor Relations
250 Vesey Street, 15th Floor
New York, New York 10281
Telephone: (212) 417-7000
Any statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in a document incorporated or deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” shall be deemed to be modified or superseded, for the purposes of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, to the extent that a statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be.

SUMMARY
The Offer and Expected Timetable
Our company and the selling securityholders may offer and sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements): (1) up to $1,000,000,000 of exchangeable shares in primary offerings by our company; and (2) in secondary offerings by the selling securityholder, up to 13,012,789 exchangeable shares issuable upon exchange of the Class A.2 Shares that were distributed to the Brookfield Group in connection with the Arrangement, respectively. The Brookfield Group is, and the selling securityholders are expected to be, affiliated with our company and the Partnership. However, neither our company nor the Partnership will receive any proceeds from the sales of these exchangeable shares by the selling securityholder. See “Selling Securityholders” and “Plan of Distribution”. The actual offer per security will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).
This prospectus also relates to the underlying offer of LP units that may be issued by the Partnership or delivered by our company upon any exchange, redemption or acquisition of exchangeable shares being offered hereunder (including, if applicable, in connection with liquidation, dissolution or winding up of our company) in accordance with the terms of the exchangeable shares as provided in our company’s articles of incorporation. The Partnership has filed a registration statement on Form F-3 (File No. 333-278737) to register the issuance or delivery of LP units in connection with any such redemption, exchange or acquisition.
The exchangeable shares are listed on the NYSE and the TSX under the symbol “BIPC.” The LP units are listed on the NYSE under the symbol “BIP” and the TSX under the symbol “BIP.UN”.
Brookfield Infrastructure Corporation
Our company was incorporated under the Business Corporations Act (British Columbia) on October 3, 2024. Our head office is located at 250 Vesey Street, 15th Floor, New York, New York 10281 and our registered office is located at 1055 West Georgia Street, Suite 1500, P.O. Box 11117, Vancouver, British Columbia V6E 4N7.
Our company serves as an alternative investment vehicle for investors in the Partnership who prefer owning our infrastructure operations through a corporate structure. While our current operations consist of a U.K. regulated distribution operation, a Brazilian regulated gas transmission operation and a global intermodal logistics operation, shareholders have exposure to several other markets across the utilities, transport, midstream, and data operating segments of Brookfield Infrastructure by virtue of the exchange feature of our company’s exchangeable shares.
On December 24, 2024, our company completed an arrangement (the “Arrangement”), pursuant to which 1505109 B.C. Ltd. (which was renamed Brookfield Infrastructure Corporation) became the successor issuer under Rule 12g-3(a) of the Exchange Act to the former Brookfield Infrastructure Corporation, which was renamed Brookfield Infrastructure Holdings Corporation, and Old BIPC’s class A exchangeable subordinate voting shares (the “Old BIPC Shares”) were delisted. The purpose of the Arrangement was to allow our company to maintain the benefits of its business structure, while addressing proposed amendments to the Income Tax Act (Canada) that were expected to result in additional costs to our company if no action was taken. In connection with the Arrangement, among other things, (i) holders of Old BIPC Shares, other than members of the Brookfield Group, received exchangeable shares in exchange for their Old BIPC Shares on a one-for-one basis; (ii) the Brookfield Group transferred its 13,012,789 Old BIPC Shares to Old BIPC in exchange for class A.2 exchangeable non-voting shares of Old BIPC (“Class A.2 Shares”) on a one-for-one basis; (iii) the Old BIPC Shares were delisted; and (iv) the exchangeable shares were listed on the NYSE and the TSX. The Class A.2 Shares are exchangeable by the Brookfield Group into exchangeable shares or LP units on a one-for-one basis. In connection with the Arrangement, our company issued approximately 119 million exchangeable shares in exchange for Old BIPC Shares. The exchangeable shares issued in exchange for Old BIPC Shares under the Arrangement were exempt from registration under the Securities Act pursuant to Section 3(a)(10) thereof.
For additional information, please refer to the BIPC Annual Report and the other documents filed by BIPC that are incorporated herein by reference.

Brookfield Infrastructure Partners L.P.
The Partnership is a Bermuda exempted limited partnership that was formed on May 21, 2007, under the provisions of the Exempted Partnerships Act 1992 of Bermuda, as amended, and the Limited Partnership Act 1883 of Bermuda, as amended. The Partnership’s head and registered office is located at 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, and its telephone number at that address is +1 441 294-3309. The Partnership was spun-off from Brookfield Asset Management Inc. (now Brookfield Corporation) and certain of its affiliates on January 31, 2008. The LP units are listed on the NYSE under the symbol “BIP” and the TSX under the symbol “BIP.UN”.
The Partnership is a leading global infrastructure company that owns and operates high quality, essential, long-life assets in the utilities, transport, midstream and data sectors across the Americas, Asia Pacific and Europe. We are focused on assets that have contracted and regulated revenues that generate predictable and stable cash flows.
The Partnership’s sole material assets are its managing general partnership interest and preferred limited partnership interest in the Holding LP. The Partnership serves as the Holding LP’s managing general partner and has sole authority for the management and control of the Holding LP.
For additional information, please refer to the BIP Annual Report and the other documents filed by BIP that are incorporated herein by reference.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from the BIP Annual Report, the BIPC Annual Report and the other information incorporated by reference in this prospectus, as updated by our subsequent filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. The risks and uncertainties described therein and herein are not the only risks and uncertainties we face. For more information see “Where You Can Find More Information” and “Documents Incorporated by Reference.”
REASON FOR THE OFFER AND USE OF PROCEEDS
Unless stated otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of the exchangeable shares by our company for general corporate purposes. The actual application of proceeds from the sale of any particular offering of exchangeable shares covered by this prospectus will be described in the applicable prospectus supplement relating to the offering. In the case of a sale by a selling securityholder, neither our company nor the Partnership will receive any of the proceeds from such sale.

SELLING SECURITYHOLDERS
This prospectus also relates to the possible resale or other disposition by certain selling securityholders that are indirect wholly-owned subsidiaries of Brookfield Corporation and which will be identified in a prospectus supplement, of up to 13,012,789 exchangeable shares issuable upon exchange of the Class A.2 Shares that were distributed to the Brookfield Group in connection with the Arrangement. The Class A.2 Shares are exchangeable on a one-for-one basis by the Brookfield Group into exchangeable shares (subject to an ownership cap that limits the exchange by the Brookfield Group of Class A.2 Shares such that exchanges by the Brookfield Group may not result in the Brookfield Group owning 9.5% or more of the aggregate fair market value of all issued and outstanding shares of our company) or LP units.
The Brookfield Group is, and the selling securityholders are expected to be, affiliated with our company and the Partnership. However, neither our company nor the Partnership will receive any proceeds from the sales of these exchangeable shares by the selling securityholder.
This prospectus also relates to the underlying offer of LP units that may be issued by the Partnership or delivered by our company upon any exchange, redemption or acquisition of exchangeable shares being offered by the selling securityholders hereunder (including, if applicable, in connection with liquidation, dissolution or winding up of our company) in accordance with the terms of the exchangeable shares as provided in our company’s articles of incorporation.
For additional information regarding relationships between the selling securityholders and our company and the Partnership, see elsewhere in this prospectus, the applicable prospectus supplement(s) and the documents incorporated by reference herein and therein. In addition, for a description of potential conflicts of interest (and the methods of resolving them), please see Item 7.B, “Related Party Transactions — Relationship with Brookfield” in the BIPC Annual Report and the BIP Annual Report, each of which is incorporated by reference in this prospectus.

CAPITALIZATION
For information regarding the capitalization of our company and the Partnership, see the documents incorporated by reference herein. Each prospectus supplement will include information on our company’s and the Partnership’s capitalization in connection with offerings hereunder.

DESCRIPTION OF EXCHANGEABLE SHARES
The following description of the exchangeable shares sets forth certain general terms and provisions of exchangeable shares following consummation of the Arrangement. As of March 20, 2025, there were 119,022,666 exchangeable shares outstanding. This description is in all respects subject to and qualified in its entirety by applicable law and the provisions of our company’s articles and notice of articles (“our articles”). Our articles are filed as an exhibit to the Registration Statement of which this prospectus forms a part.
Through the rights and governance structures described in this prospectus, each exchangeable share is intended to provide its holder with an economic return that is equivalent to that of a LP unit. Consequently, we expect that the market price of the exchangeable shares will be significantly impacted by the market price of the LP units and the combined business performance of our company, the Partnership and their respective subsidiaries as a whole. For a more detailed description of the share capital of our company, see “Item 10.B Memorandum and Articles of Association — Description of Our Share Capital” in the BIPC Annual Report.
Voting
Except as otherwise expressly provided in our articles or as required by law, each holder of exchangeable shares is entitled to receive notice of, and to attend and vote at, all meetings of our shareholders. Each holder of exchangeable shares is entitled to cast one vote for each exchangeable share held at the record date for determination of shareholders entitled to vote on any matter. Except as otherwise expressly provided in our articles or as required by law, the holders of exchangeable shares and class B multiple voting shares of our company (the “Class B Shares”) will vote together and not as separate classes. See “— Class B Shares” below for a description of the Class B Shares.
Holders of exchangeable shares hold an aggregate 25% voting interest in our company.
Dividends
The holders of exchangeable shares are entitled to receive dividends as and when declared by our board subject to the special rights of the holders of any other class of shares ranking senior to the exchangeable shares with respect to priority in payment of dividends. Each exchangeable share will receive identical dividends to the distributions paid on each LP unit.
Each exchangeable share entitles its holder to cumulative dividends per share in a cash amount equal in value to (i) the amount of any distribution made on an LP unit multiplied by (ii) the conversion factor (which is currently one, subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership) determined in accordance with our articles and in effect on the record date of such dividend (the “Exchangeable Dividends”). See “— Exchange by Holder — Adjustments to Reflect Certain Capital Events” below. The record and payment dates for the dividends on the exchangeable shares, to the extent not prohibited by applicable law, shall be the same as the record and payment dates for the distributions upon the LP units.
If the full amount of an Exchangeable Dividend is not declared and paid concurrently with a distribution on the LP units, or is declared but is not paid on the payment date, then the undeclared or unpaid amount of such Exchangeable Dividend shall accrue and accumulate (without interest), whether or not our company has earnings, whether or not there are funds legally available for the payment thereof and whether or not such Exchangeable Dividend has been earned, declared or authorized. Any Exchangeable Dividend payment made shall first be credited against the earliest accumulated but unpaid Exchangeable Dividends due which remain payable (the “Unpaid Dividends”). All Exchangeable Dividends shall be paid prior and in preference to any dividends or distributions on the Class B Shares. The holders of exchangeable shares are not entitled to any dividends from our company other than the Exchangeable Dividends.
Class A.1 Shares and Class A.2 Shares
Pursuant to the Arrangement, the articles of Old BIPC were amended to create the class A.1 exchangeable subordinate shares (the “Class A.1 Shares”) and the Class A.2 Shares. Our company transferred the Old BIPC Shares it received from shareholders other than the Brookfield Group to Old BIPC in exchange for Class A.1 Shares and the Brookfield Group transferred its Old BIPC Shares to Old BIPC in exchange for Class A.2

Shares, in each case on a one-for-one basis. The Class A.1 Shares held by our company are exchangeable for LP units, but will generally only be exchanged by our company following an exchange by a holder of exchangeable shares in order to allow our company to satisfy its obligation to deliver LP units to the exchanging holder of exchangeable shares, and not for our company’s own account. In addition, the Class A.2 Shares are exchangeable on a one-for-one basis by the Brookfield Group into exchangeable shares (subject to an ownership cap that limits the exchange by the Brookfield Group of Class A.2 Shares such that exchanges by the Brookfield Group may not result in the Brookfield Group owning 9.5% or more of the aggregate fair market value of all issued and outstanding shares of our company) or LP units. As of the date of this prospectus, there are 13,012,789 Class A.2 Shares issued and outstanding, all of which are held by the Brookfield Group.
Class B Shares
Voting.   Except as otherwise expressly provided in the articles or as required by law, each holder of Class B Shares is entitled to receive notice of, and to attend and vote at, all meetings of our shareholders. Except as otherwise expressly provided in the articles or as required by law, the holders of exchangeable shares and Class B Shares will vote together and not as separate classes. The holders of the Class B Shares are entitled to cast, in the aggregate, a number of votes equal to three times the number of votes attached to the exchangeable shares.
Dividends.   The holders of Class B Shares are entitled to receive dividends as and when declared by our company’s board of directors subject to the special rights of the holders of exchangeable shares and any other shares ranking senior to the Class B Shares with respect to priority in payment of dividends.
Subject to the rights of holders of exchangeable shares at the time outstanding having prior rights as to dividends and the payment to any holders of exchangeable shares who have delivered notices of exchange, each Class B Share entitles its holder to dividends as and when declared by our company’s board of directors.
In the event a dividend is declared and paid on the exchangeable shares consisting of exchangeable shares, our company’s board of directors will, subject to applicable law, contemporaneously declare and pay an equivalent dividend on the Class B Shares consisting of Class B Shares.
Liquidation.   Upon any liquidation, dissolution or winding up of our company, after the payment in full of the amount due to the holders of exchangeable shares described below in “— Liquidation”, the remaining assets and property of our company will be distributed among the holders of the Class B Shares.
Redemption by Holder.   Holders of Class B Shares have the right to tender all or a portion of their Class B Shares for cash for each Class B Share equal to the NYSE closing price of one unit (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described below in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) on the date of the request for redemption. Upon receipt of a request for redemption, we will have thirty (30) days to deliver the cash amount to the exchanging holder.
Restrictions on Transfer.   The Class B Shares may only be transferred to affiliates of the Partnership.
Exchange by Holder
Holders of exchangeable shares have the right to exchange all or a portion of their exchangeable shares for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described below in “— Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all Unpaid Dividends, if any (the form of payment to be determined at the sole discretion of our group). In the event the Partnership ceases to be a publicly listed entity, the value of a LP unit will be determined by (i) the last available bid price from an independent source such as an over-the-counter market or an independent investment banking firm; or (ii) if (i) is not applicable, then the amount that a holder of a LP unit would receive upon the liquidation of the Partnership and sale of its assets in accordance with the terms of its partnership agreement. If you hold exchangeable shares through a broker, please contact your broker to request an exchange on your behalf. If you are a registered holder of exchangeable shares, please contact the transfer agent and follow the process described below.
Each holder of exchangeable shares who wishes to exchange one or more of his or her exchangeable shares for LP units or its cash equivalent is required to complete and deliver a notice of exchange in the form available from our transfer agent. The transfer agent will promptly notify our company and the Partnership of the receipt of a notice of exchange. Upon receipt of a notice of exchange, our company shall, within ten (10) business days after the date that the notice of exchange is received by our transfer agent, deliver to the tendering holder of exchangeable shares, in accordance with instructions set forth in the notice of exchange, one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described below in “— Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all Unpaid Dividends, if any (the form of payment to be determined at the sole election of our company). Upon completion of the exchange of any exchangeable shares as described herein, the holder of exchangeable shares who has exchanged its exchangeable shares will have no further right, with respect to any exchangeable shares so exchanged, to receive any dividends on exchangeable shares with a record date on or after the date on which such exchangeable shares are exchanged.
In lieu of our company delivering LP units or paying cash as described in the preceding paragraph, the Partnership, in its sole discretion, may elect to satisfy our exchange obligation by acquiring all of the tendered exchangeable shares in exchange for issuing directly to such tendering holder one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described below in “— Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the date that the request for exchange is received by our transfer agent (or if not a trading day, the next trading day thereafter) plus all Unpaid Dividends, if any (the form of payment to be determined at the sole election of the Partnership). If the Partnership elects to satisfy our exchange obligation directly (in lieu of our company delivering LP units or cash as described above), it shall, within three (3) business days from the receipt of the holder’s notice of exchange, provide written notice to our transfer agent of its intention to satisfy the exchange obligation and shall satisfy such obligation within ten (10) business days from the date that the notice of exchange is received by our transfer agent by delivering to such holder of exchangeable shares the LP units or its cash equivalent. Unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.
On March 31, 2025, the Rights Agreement (the “Rights Agreement”) between Brookfield Corporation and Wilmington Trust, National Association expired in accordance with its terms.
No Fractional LP Units.   No fractional LP units will be issued or delivered upon exchange of exchangeable shares. In lieu of any fractional LP units to which the tendering holder of exchangeable shares would otherwise be entitled at our group’s election, our group will pay an amount in cash equal to the LP unit value on the trading day immediately preceding the exchange date multiplied by such fraction of a LP unit.
Conversion of Tendered Exchangeable Shares.   Brookfield Infrastructure is entitled at any time to have any or all exchangeable shares acquired by Brookfield Infrastructure converted into Class B Shares on a one-for-one basis.
Adjustments to Reflect Certain Capital Events.   The conversion factor (which is currently one) is subject to adjustment in accordance with our articles to reflect certain capital events, including (i) if the Partnership or our company declares or pays a distribution to its unitholders consisting wholly or partly of LP units or a dividend to its shareholders consisting wholly or partly of exchangeable shares, as applicable, without a corresponding distribution or dividend, as applicable, being declared or paid by the other entity; (ii) if the Partnership or our company splits, subdivides, reverse-splits or combines its outstanding LP units or exchangeable shares, as applicable, without a corresponding event occurring at the other entity; (iii) if the Partnership or our company distributes any rights, options or warrants to all or substantially all holders of its LP units or exchangeable shares to convert into, exchange for or subscribe for or to purchase or to otherwise acquire LP units or exchangeable shares (or other securities or rights convertible into, exchangeable for or exercisable for LP units or exchangeable shares), as applicable, without a corresponding distribution of rights, options or warrants by the other entity; (iv) if the Partnership distributes to all or substantially all holders of LP units evidences of its indebtedness or assets (including securities), or rights, options or warrants to convert into, exchange for or subscribe for or to purchase or to otherwise acquire such securities, but excluding all distributions where a comparable distribution (or the cash equivalent) is made by our company; or (v) if the Partnership or one of its subsidiaries makes a payment in respect of a tender or exchange offer for the LP units (but excluding for all purposes any exchange or tender offer to exchange LP units for exchangeable shares or any other security economically equivalent to LP units), to the extent that the cash and value of any other consideration included in the payment per LP unit exceeds certain thresholds.
Redemption by Issuer
Our board has the right upon sixty (60) days’ prior written notice to holders of exchangeable shares to redeem all of the then outstanding exchangeable shares at any time and for any reason, in its sole discretion and subject to applicable law, including without limitation following the occurrence of any of the following redemption events (each a “Redemption Event”): (i) the total number of exchangeable shares outstanding decreases by 50% or more over any twelve-month period; (ii) a person acquires 90% of the LP units in a take-over bid (as defined by applicable securities law); (iii) unitholders of the Partnership approve an acquisition of the Partnership by way of arrangement or amalgamation; (iv) unitholders of the Partnership approve a restructuring or other reorganization of the Partnership; (v) there is a sale of all or substantially all of the Partnership’s assets; (vi) there is a change of law (whether by legislative, governmental or judicial action), administrative practice or interpretation, or a change in circumstances of our company and our shareholders, that may result in adverse tax consequences for our company or our shareholders; or (vii) our board, in its sole discretion, concludes that the unitholders of the Partnership or holders of exchangeable shares are adversely impacted by a fact, change or other circumstance relating to our company. For greater certainty, unitholders do not have the ability to vote on such redemption and our board’s decision to redeem all of the then outstanding exchangeable shares will be final. In addition, the holder of Class B Shares may deliver a notice to our company specifying a redemption date upon which our company shall redeem all of the then outstanding exchangeable shares, and upon sixty (60) days’ prior written notice from our company to holders of the exchangeable shares and without the consent of holders of exchangeable shares, our company shall be required to redeem all of the then outstanding exchangeable shares on such redemption date, subject to applicable law.
Upon any such Redemption Event, the holders of exchangeable shares shall be entitled to receive pursuant to such redemption one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding the announcement of such redemption plus all Unpaid Dividends, if any (the form of payment to be determined at the election of our company).
Notwithstanding the foregoing, upon any Redemption Event, the Partnership may elect to acquire all of the outstanding exchangeable shares in exchange for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding the announcement of such redemption plus all Unpaid Dividends, if any (the form of payment to be determined at the election of the Partnership). Unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.
Liquidation
Upon any liquidation, dissolution or winding up of our company, and subject to the prior rights of holders of any other class of shares of our company ranking in priority or ratably with the exchangeable shares and after the payment in full (i) to any holder of exchangeable shares or Class B Shares that has submitted a notice of the exercise of the exchange rights described above at least ten (10) days prior to the date of the liquidation, dissolution or winding up (or in the case of the Class B Shares, thirty (30) days prior to the date of the liquidation, dissolution or winding up) and (ii) of any Unpaid Dividends, the holders of exchangeable shares shall be entitled to one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the

NYSE closing price of one LP unit on the trading day immediately preceding announcement of such liquidation, dissolution or winding up (the form of payment to be determined at the election of our company). If, upon any such liquidation, dissolution or winding up, the assets of our company are insufficient to make such payment in full, then the assets of our company will be distributed among the holders of exchangeable shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled to receive.
Notwithstanding the foregoing, upon any liquidation, dissolution or winding up of our company, the Partnership may elect to acquire all of the outstanding exchangeable shares for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) plus, in each case, a cash amount for each exchangeable share equal to any Unpaid Dividends per exchangeable share. The acquisition by the Partnership of all the outstanding exchangeable shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of our company. Unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.
Automatic Redemption upon Liquidation of the Partnership
Upon any liquidation, dissolution or winding up of the Partnership, including where substantially concurrent with a liquidation, dissolution or winding up of our company, all of the then outstanding exchangeable shares will be automatically redeemed by us on the day prior to the liquidation, dissolution or winding up of the Partnership and immediately following the automatic redemption by BIHC of the Class A.1 Shares and Class A.2 Shares (or the exercise by the Partnership of any call rights in respect thereof). Each holder of exchangeable shares shall be entitled to one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) or its cash equivalent based on the NYSE closing price of one LP unit on the trading day immediately preceding the announcement of such redemption plus all Unpaid Dividends, if any (the form of payment to be determined at the election of our company).
Notwithstanding the foregoing, upon any such redemption, the Partnership may elect to acquire all of the outstanding exchangeable shares in exchange for one LP unit per exchangeable share held (subject to adjustment in the event of certain dilutive or other capital events by our company or the Partnership as described above in “— Exchange by Holder — Adjustments to Reflect Certain Capital Events”) plus, in each case, a cash amount for each exchangeable share equal to any Unpaid Dividends per exchangeable share. The acquisition by the Partnership of all the outstanding exchangeable shares will occur on the day prior to the effective date of the liquidation, dissolution or winding up of the Partnership. Unitholders are not entitled to vote on the Partnership’s exercise of the overriding call right described in the preceding sentences.
Conversion to Class B Shares
The Partnership, or any of its controlled subsidiaries, is entitled to convert each held exchangeable share to a Class B Share on a one-for-one basis.
Book-Based System
The exchangeable shares may be uncertificated or represented in the form of one or more fully registered share certificates held by, or on behalf of, CDS Clearing and Depository Services Inc. (“CDS”) or the Depository Trust Company (“DTC”), as applicable, as custodian of such certificates for the participants of CDS or DTC, registered in the name of CDS or DTC or their respective nominee, and registration of ownership and transfers of the exchangeable shares may be effected through the book-based system administered by CDS or DTC, as applicable.
Treatment of Exchangeable Shares in Connection with a Takeover Bid, Issuer Bid or Tender Offer
The exchangeable shares are not LP units and will not be treated as LP units for purposes of the application of applicable Canadian or U.S. rules relating to takeover bids, issuer bids and tender offers. LP units and exchangeable shares are not securities of the same class. As a result, holders of exchangeable shares will not be entitled to participate in an offer or bid made to acquire LP units, unless such offer is extended to holders of exchangeable shares and holders of LP units will not be entitled to participate in an offer or bid made to acquire exchangeable shares, unless such offer is extended to holders of LP units. In the event of a takeover bid for LP units, a holder of exchangeable shares who would like to participate would be required to tender his or her exchangeable shares for exchange, in order to receive a LP unit, or the cash equivalent, at the election of our group, pursuant to the exchange right. If an issuer tender offer or issuer bid is made for the LP units at a price in excess of the market price of the LP units and a comparable offer is not made for the exchangeable shares, then the conversion factor for the exchangeable shares may be adjusted. See “— Exchange by Holder — Adjustments to Reflect Certain Capital Events” above for more information on the circumstances in which adjustments may be made to the conversion factor.

DESCRIPTION OF LIMITED PARTNERSHIP UNITS
The LP units are non-voting limited partnership interests in the Partnership. Holders of LP units are not entitled to the withdrawal or return of capital contributions in respect of the LP units, except to the extent, if any, that distributions are made to such holders pursuant to the Partnership’s limited partnership agreement or upon the liquidation of the Partnership as described in the BIP Annual Report or as otherwise required by applicable law. Except to the extent expressly provided in the Partnership’s limited partnership agreement, a holder of LP units will not have priority over any other holder of LP units, either as to the return of capital contributions or as to profits, losses or distributions. The LP units rank junior to the preferred limited partnership units with respect to priority in the payment of distributions and in the distribution of the assets of the Partnership in the event of the liquidation, dissolution or winding-up of the Partnership, whether voluntary or involuntary, as further described in the BIP Annual Report. Holders of LP units will not be granted any preemptive or other similar right to acquire additional interests in the Partnership. In addition, holders of LP units do not have any right to have their LP units redeemed by the Partnership. For a more detailed description of the LP units, please refer to the BIP Annual Report, as updated by the Partnership’s subsequent filings with the SEC that are incorporated herein by reference. Additionally, the Partnership’s limited partnership agreement, as amended, is filed as an exhibit to the registration statement of which this prospectus forms a part. There were no changes to the Partnership’s capital structure or the LP units as a result of the Arrangement.

PLAN OF DISTRIBUTION
Our company and any selling securityholders may sell exchangeable shares to or through underwriters or dealers; directly to one or more purchasers; through agents; in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; through a combination of any of these methods of sale; or through any other method permitted by applicable law and described in the applicable prospectus supplement. The distribution of exchangeable shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices. In connection with the sale of exchangeable shares, underwriters may receive compensation from our company and the Partnership or the selling securityholders or from purchasers of exchangeable shares for whom they may act as agents in the form of concessions or commissions.
Each prospectus supplement relating to the offering of exchangeable shares will set forth the terms of the offering, including the names of any underwriters or agents, the purchase price or prices of the offered securities, the proceeds to us from the sale of the offered securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid by any underwriter to other dealers.
Under agreements which may be entered into by our company, the Partnership, the selling securityholders and the underwriters, dealers and agents who participate in the distribution of our exchangeable shares may be entitled to indemnification by us against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
The exchangeable shares to be offered by our company pursuant to this prospectus will be a new issue of securities. Certain broker-dealers may make a market in the exchangeable shares but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the exchangeable shares or as to the liquidity of the trading market for such securities.
Selling securityholders may use this prospectus in connection with the resale of exchangeable shares. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the exchangeable shares they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of such securities. The Brookfield Group is, and the selling securityholders are expected to be, affiliated with our company and the Partnership. Accordingly, the sale of exchangeable shares by the selling securityholders hereunder may be deemed to be conducted by or on behalf of our company and the Partnership. Our company and the Partnership will not receive any proceeds from sales by selling securityholders.
In connection with any underwritten offering of our exchangeable shares, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of such securities offered at levels above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
Our company is incorporated under the laws of British Columbia, Canada and the Partnership is formed under the laws of Bermuda. A substantial portion of our company’s and the Partnership’s assets are located outside of Canada and the United States and certain of the directors of the General Partner, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. Our company has appointed an agent for service of process in the United States. The Partnership has appointed an agent for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States, as applicable. Investors are advised that it may also not be possible for investors to enforce judgments obtained in Canada or the United States against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada or the United States, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against the Partnership, its general partner, the directors of the General Partner or the experts named in this prospectus since a substantial portion of the Partnership’s assets and the assets of such persons may be located outside of Canada and the United States.
The ability to effect service of process and the enforcement by investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that our company is incorporated under the laws of the Province of British Columbia, that some or all of their officers and directors may be residents of Canada, that some or all of the underwriters or experts named in the registration statement may be residents of Canada and that all or a substantial portion of the assets of our company and such persons may be located outside the United States.
The Partnership has been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be enforceable in Bermuda against the Partnership, its general partner, the directors of the General Partner or the experts named in this prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over the Partnership, the directors of the General Partner or the experts named in this prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would likely give recognition to a valid, final and conclusive in personam judgment obtained in a Canadian or U.S. court pursuant to which a debt or definitive sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as: (i) the Canadian or U.S. court issuing the judgment had proper jurisdiction over the parties subject to the judgment and had jurisdiction to give the judgment as a matter of Bermuda law; (ii) the Canadian or U.S. court issuing the judgment did not contravene the rules of natural justice of Bermuda; (iii) the judgment was not obtained by fraud; and (iv) the enforcement of the judgment would not be contrary to the public policy of Bermuda (this is likely to be the case if, for example, there is a Bermuda judgment which conflicts with the judgment of the foreign court in respect of which the enforcement is sought or if the judgment creditor has unsettled judgment debts in Bermuda).
In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of the Partnership’s Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against the Partnership, its general partner, the directors of the General Partner or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.
LEGAL MATTERS
The validity of the exchangeable shares offered by this prospectus will be passed upon by McMillan LLP, British Columbia counsel to our company. The validity of the LP units issuable upon exchange, redemption or acquisition of the exchangeable shares offered pursuant to this prospectus and other matters of Bermuda law will be passed upon for the Partnership by Appleby (Bermuda) Limited.
EXPERTS
The financial statements of the Partnership as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus, and the effectiveness of the Partnership’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The financial statements of Brookfield Infrastructure Corporation as of December 31, 2024, and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus, and the effectiveness of our company’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
EXPENSES
The following are the estimated expenses of the offering of the securities being registered under the registration statement of which this prospectus forms a part, all of which have been or will be paid by our company.
SEC registration fee		$206,027.32*
Blue sky fees and expenses		**
NYSE and TSX listing fees		**
Transfer agent fees		**
Printing costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
Total	$	**

*
Includes $165,531.13 registration fees that were carried forward from a prior registration statement.

**
To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

Up to $400,000,000
Class A Exchangeable Subordinate Voting Shares of Brookfield Infrastructure Corporation
Limited Partnership Units of Brookfield Infrastructure Partners L.P. (issuable or deliverable upon exchange, redemption or acquisition of Class A Exchangeable Subordinate Voting Shares)

Prospectus Supplement
November 19, 2025

Agents
RBC Capital MarketsScotiabank